UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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75 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

NOTICE OF 2011 ANNUAL MEETING OF

STOCKHOLDERS

To Be Held On June 1, 2011

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVEO Pharmaceuticals, Inc. will be held on Wednesday, June 1, 2011 at 10:00 a.m., Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect nine directors to serve for a one-year term expiring at the 2012 annual meeting of stockholders;

2.	To amend our 2010 Stock Incentive Plan to reserve up to an additional 3,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan;

3.	To approve an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future executive compensation advisory votes; and

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

Stockholders of record at the close of business on April 5, 2011, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, you may vote by submitting your proxy in one of these three ways:

•	Vote Over the Internet, by going to the website of our tabulator at www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling 1-800-690-6903 and following the recorded instructions; or

•

Vote by Mail, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote by Internet or telephone or plan to vote in person, please do not mail your proxy.

You may also vote in person by attending the annual meeting and delivering your completed proxy card in person or by completing a ballot at the meeting.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage all stockholders to attend the annual meeting in person. You may obtain directions to the location of the annual meeting on our website at www.aveopharma.com. Whether or not you plan to attend the annual meeting in person, we hope you will take the time to vote your shares. Stockholders who attend the meeting may vote their stock in person, even if they previously submitted their proxies.

By Order of the Board of Directors,

Tuan Ha-Ngoc

President and Chief Executive Officer

Cambridge, Massachusetts

April 18, 2011

- i -

AVEO PHARMACEUTICALS, INC.

75 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

PROXY STATEMENT

for the 2011 Annual Meeting of Stockholders

to be held on June 1, 2011

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of AVEO Pharmaceuticals, Inc. for use at the Annual Meeting of Stockholders to be held on Wednesday, June 1, 2011 at 10:00 a.m., Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. Except where the context otherwise requires, references to “AVEO Pharmaceuticals,” “we,” “us,” “our” and similar terms refer to AVEO Pharmaceuticals, Inc. and its consolidated subsidiary.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2010 is first being mailed to stockholders with these proxy materials on or about April 18, 2011.

Important Notice

Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 1, 2011:

This proxy statement and our 2010 Annual Report to Stockholders are available for viewing,

printing and downloading at

http://investor.aveopharma.com

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to AVEO Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.	We are providing these proxy materials to you, as a stockholder of record of AVEO Pharmaceuticals, in connection with the solicitation by our board of directors of proxies to be voted at our 2011 annual meeting of stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109 on Wednesday, June 1, 2011 at 10:00 a.m., Eastern Daylight Time. As a stockholder of record of AVEO Pharmaceuticals, you are invited to attend our annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	To elect nine directors to serve for a one-year term expiring at the 2012 annual meeting of stockholders;

2.	To amend our 2010 Stock Incentive Plan to reserve an additional 3,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan;

3.	To approve an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future executive compensation advisory votes; and

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment thereof.

Q.	Who can vote at the annual meeting?

A.	To be entitled to vote, you must have been a stockholder of record at the close of business on April 5, 2011, the record date for our annual meeting. There were 35,913,872 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote:

(1)	Over the Internet: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on May 31, 2011, the day before the annual meeting, for your proxy to be validly submitted over the Internet and your vote to count.

(2)

By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on May 31, 2011, the day before the annual meeting, for your telephonic proxy to be valid and your vote to count.

(3)	By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card not later than May 31, 2011, the day before the annual meeting, for your mailed proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Meeting: You must bring an account statement or letter from your broker or other nominee showing that you are the beneficial owner of the shares as of the record date in order to vote your shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Daylight Time, on May 31, 2011.

(2)	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as instructed above. Broadridge must receive the proxy card no later than May 31, 2011. Only your latest dated proxy will be counted.

(3)	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker, or other nominee. You may also vote in person at the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s proxy as described in the answer to the question “How do I vote?” above.

Q.	Will my shares be voted if I do not return my proxy?

A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or by ballot at the annual meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on routine matters but it will not be allowed to vote your shares with respect to certain non-routine items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted.

Your brokerage firm cannot vote your shares on any matter that is not considered routine. Proposal 1, election of directors, Proposal 2, amendment of our 2010 Stock Incentive Plan, which we refer to as our 2010 plan, Proposal 3, advisory vote on executive compensation, and Proposal 4, advisory vote on the frequency of future executive compensation advisory votes, are not considered routine matters. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 5, ratification of the appointment of our independent registered public accounting firm, is considered a routine matter, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.

Q.	How many shares must be represented to hold the annual meeting?

A.	A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2, 3 and 4. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Directors

The nine nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Approval of Amendment to the 2010 Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in “street name” by brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.

Proposal 3—Advisory Vote on Executive Compensation

Our board of directors is holding a non-binding advisory vote regarding the compensation of our named executive officers, as described in the compensation, discussion and analysis section, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 3. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 3.

The proposal is advisory and non-binding in nature but our compensation committee and board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 4—Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

Our board of directors is holding a non-binding advisory vote regarding whether shareholders prefer to vote on our executive compensation program once a year, once every two years or once every three years. The affirmative vote of stockholders holding a majority of the votes cast on the matter will be required to approve one of the three frequency options. Proposal 4 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 4. Shares held in “street name” by brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR one of the three options in the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 4.

The proposal is advisory and non-binding in nature, but our board of directors will consider adopting the frequency option that receives the greatest level of support from our shareholders.

Proposal 5—Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 5, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 5 is considered a routine matter. If your shares are held by your broker in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 5. If you ABSTAIN from voting on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 5.

Although stockholder approval of our audit committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ended December 31, 2011 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ended December 31, 2011.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of each of the nine nominees to serve on our board of directors, each for a one year term;

FOR the approval of the amendment to our 2010 Stock Incentive Plan to reserve an additional 3,000,000 shares of common stock for issuance under that plan;

FOR the approval of the compensation of our named executive officers;

FOR holding the executive compensation advisory vote every three year(s); and

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q.	Are there other matters to be voted on at the annual meeting?

A.	We do not know of any matters that may come before the annual meeting other than the election of our board of directors, the approval of an amendment to our 2010 Plan, the advisory vote on executive compensation, the advisory vote on the frequency of future executive compensation advisory votes and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the end of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. We have engaged Laurel Hill Advisory Group, LLC to assist us with the solicitation of proxies and expect to pay Laurel Hill Advisory Group, LLC no more than $10,000 for their services. In addition to solicitation by mail, Laurel Hill Advisory Group, LLC and our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to AVEO Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Investor Relations, telephone: (617) 229-5873. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2011 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•

our principal executive officer, our principal financial officer and our three other executive officers who served during the year ended December 31, 2010, named in the Summary Compensation table below, whom, collectively, we refer to as our named executive officers; and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 35,857,858 shares of our common stock outstanding as of February 28, 2011. Except as otherwise set forth below, the address of each beneficial owner is c/o AVEO Pharmaceuticals, Inc., 75 Sidney Street, 4th Floor, Cambridge, Massachusetts 02139.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	+	Common Stock Underlying Options Exercisable Within 60 Days	=	Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of more than 5% of our voting securities
Entities affiliated with FMR LLC(1)	5,300,561		0		5,300,561	14.8%
Biogen Idec Inc.(2)	2,877,700		0		2,877,700	8.0%
Entities affiliated with MPM Capital(3)	2,208,961		19,375		2,228,336	6.2%
Entities affiliated with Highland Capital Partners(4)	1,989,748		0		1,989,748	5.5%
Entities affiliated with The Baupost Group, LLC(5)	2,000,000		0		2,000,000	5.6%
Directors and Named Executive Officers
Kenneth M. Bate	3,750		29,375		33,125	*
Douglas C. Cole(6)	569,474		19,375		588,849	1.6%
Ronald A. DePinho(7)	592,524		33,333		625,857	1.7%
Anthony B. Evnin(8)	1,152,052		19,375		1,171,427	3.3%
Nicholas G. Galakatos(9)	2,208,961		19,375		2,228,336	6.2%
Tuan Ha-Ngoc(10)	254,733		757,809		1,012,542	2.8%
Russell Hirsch(11)	1,289,483		19,375		1,308,858	3.6%
Raju Kucherlapati(12)	160,415		13,960		174,375	*
Henri A. Termeer	0		0		0	*
Kenneth E. Weg	41,592		19,375		60,967	*
Robert C. Young(13)	2,250		16,125		18,375	*
Michael Bailey	4,000		312		4,312	*
Elan Ezickson	43,500		166,480		209,980	*
David Johnston	7,258		181,561		188,819	*
William Slichenmyer	6,000		64,559		70,559	*

All current executive officers and directors as a group (16 persons)	6,415,042	+	1,489,869	=	7,904,911	21.2%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,300,561 shares of common stock as a result of acting as investment adviser to various investment companies (the “Fidelity Funds”) registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson III and FMR LLC, through its control of Fidelity and the Fidelity Funds has power to dispose of the shares owned by the Fidelity Funds. Through their ownership of voting common shares and a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Fidelity’s address is 82 Devonshire Street, Boston, Massachusetts 02109. For information regarding FMR LLC, we have relied on the Schedule 13G filed by FMR LLC with the SEC on November 10, 2010 and the Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2011.

(2)	Consists of 2,877,700 shares of common stock held by Biogen Idec Inc. (“Biogen Idec”). Biogen Idec is a publicly-traded corporation. Biogen Idec’s address is 133 Boston Post Road, Weston, MA 02493.

(3)	Consists of (a) 1,493,260 shares of common stock held by MPM Bioventures II-QP, L.P., or BV2QP, (b) 164,567 shares of common stock held by MPM Bioventures II L.P., or BV2LP, (c) 25,402 shares of common stock held by MPM Asset Management Investors 2002 BVII LLC, or INV02 (d) 525,732 shares of common stock held by MPM BioVentures GmbH &Co. Parallel-Beteiligungs KG, or BV2KG and (e) 19,375 shares of common stock issuable upon exercise of stock options held by Nicholas Galakatos. Dr. Galakatos, a member of our board of directors, is an investment manager of INV02 and may be deemed to have voting and investment power over shares held of record by INV02. MPM Asset Management II LLC is the sole general partner of MPM Asset Management II, L.P., which is the special limited partner of BV2KG and the sole general partner of BV2LP and BV2QP. Dr. Galakatos is an investment manager of MPM Asset Management II LLC, which has ultimate voting and investment power over shares held of record by BV2KG, BV2LP and BV2QP, and he may be deemed to have voting and investment power over shares held of record by BV2KG, BV2LP and BV2QP. Under the terms of the relevant operative agreements with MPM Capital, shares issuable upon exercise of the stock options are held by Dr. Galakatos for the benefit of MPM Capital and may only be exercised at the discretion of MPM Capital. Dr. Galakatos disclaims beneficial ownership over all such shares except to the extent of his pecuniary interest therein. The address of MPM Capital is 200 Clarendon Street, Boston, Massachusetts 02116.

(4)	Consists of (a) 1,245,527 shares of common stock held by Highland Capital Partners VI Limited Partnership, or Highland Capital VI, (b) 682,540 shares of common stock held by Highland Capital Partners VI-B Limited Partnership, or Highland Capital VI-B and (c) 61,681 shares of common stock held by Highland Entrepreneurs’ Fund VI Limited Partnership, or Highland Entrepreneurs’ Fund. Highland Management Partners VI Limited Partnership, or HMP, is the general partner of Highland Capital VI and Highland Capital VI-B. HEF VI Limited Partnership, or HEF, is the general partner of Highland Entrepreneurs’ Fund. Highland Management Partners VI, Inc., or Highland Management, is the general partner of both HMP and HEF. Voting and investment power over all shares held by record by Highland Capital VI, Highland Capital VI-B and Highland Entrepreneurs’ Fund is shared by Robert F. Higgins, Paul A. Maeder, Daniel J. Nova, Robert J. Davis, Sean M. Dalton, Corey M. Mulloy and Fergal J. Mullen, the managing directors of Highland Management. The address of Highland Capital Partners is 92 Hayden Avenue, Lexington, Massachusetts 02421.

(5)	The Baupost Group, LLC, (“Baupost”) manager to Baupost Group Securities, LLC, and each of SAK Corp., the manager of Baupost, and Seth A. Klarman, the director of SAK Corp., may be deemed to share voting and investment power with respect to such shares. Baupost’s address is 10 St. James Avenue, Suite 1700, Boston, MA 02116. For information regarding Baupost, we have relied on the Schedule 13G filed by Baupost with the SEC on February 11, 2011.

(6)	Consists of (a) 32,459 shares of common stock held by AGTC Advisors Fund, L.P., or AGTC, (b) 537,015 shares of common stock held by Applied Genomic Technology Capital Fund, L.P., or AGTC Fund and (c) 19,375 shares of common stock issuable upon exercise of stock options. NewcoGen Group, Inc., or NewcoGen Inc., is the general partner of AGTC Partners, L.P., which is the general partner of each of AGTC and AGTC Fund. NewcoGen Inc. is a wholly-owned subsidiary of Flagship Ventures Management, Inc. Flagship Ventures General Partner LLC is the general partner of Flagship Ventures Management, Inc. Noubar B. Afeyan Ph.D. and Edwin M. Kania, Jr. are the directors of Flagship Ventures Management, Inc. and the managers of Flagship Ventures General Partners LLC and may be deemed to have beneficial ownership with respect to all shares held by AGTC and AGTC Fund. Dr. Cole, a member of our board of directors, disclaims beneficial ownership over shares held by AGTC and AGTC Fund.

(7)

Consists of (a) 250,012 shares of common stock, (b) 75,000 shares of common stock held by George D. Yancopoulos and his successors, as Trustee of The Ronald A. DePinho and Lynda Chin Family Trust, (c) 25,000 shares of common stock held by George Yancopoulos and his successors, as Trustee of The Ronald A. DePinho and Lynda Chin Family Trust, (d) 242,512 shares of common stock held by Dr. Chin, Dr. DePinho’s wife, (e) 29,375 shares of common stock issuable upon exercise of stock options and (f) 3,958 shares of common stock issuable upon exercise of stock options held by Dr. Chin. George

Yancopoulos is the trustee of the trusts described above and he exercises sole voting and investment power over the shares held of record by such trusts.

(8)	Consists of (a) 917,569 shares of common stock held by Venrock Associates III, L.P., or VA3, (b) 206,452 shares of common stock held by Venrock Associates, L.P., or VA, (c) 22,938 shares of common stock held by Venrock Entrepreneurs Fund III, L.P., or VEF3, (d) 109 shares of common stock held by VEF Management III, LLC, or VEFM3, (e) 19,375 shares of common stock issuable upon exercise of a stock option and (f) 4,984 shares of common stock. Dr. Evnin, a member of our board of directors, is a general partner of VA, a New York limited partnership, and a member of Venrock Management III, LLC, or VM3 and VEFM3. Dr. Evnin expressly disclaims beneficial ownership over all shares held by VA, VA3, VEF3, VM3 and VEFM3, except to the extent of his indirect pecuniary interest therein. The stock options held by Dr. Evnin, and shares of common stock issuable upon exercise of such stock option, are held for the sole and exclusive benefit of VR Management, LLC, a Delaware limited liability company and an affiliate of VA, VA3, VEF3, VM3 and VEFM3. Dr. Evnin expressly disclaims beneficial ownership over such stock option and all shares of common stock issuable thereunder.

(9)	Consists of (a) 2,208,961 shares of common stock held by entities affiliated with MPM Capital and (b) 19,375 shares of common stock issuable upon exercise of stock options. Dr. Galakatos, a member of our board of directors, is an investment manager of INV02 and may be deemed to have voting and investment power over shares held of record by INV02. Dr. Galakatos is an investment manager of MPM Asset Management II LLC, which has ultimate voting and investment power over shares held of record by BV2KG, BV2LP and BV2QP, and he may be deemed to have voting and investment power over shares held of record by BV2KG, BV2LP and BV2QP. Under the terms of the relevant operative agreements with MPM Capital, shares issuable upon exercise of the stock option held by Dr. Galakatos are held for the benefit of MPM Capital and may only be exercised at the direction of MPM Capital. Dr. Galakatos disclaims beneficial ownership over all such shares except to the extent of his pecuniary interest therein.

(10)	Consists of (a) 170,329 shares of common stock held by Gabriel Schmergel, Trustee, or his successors in trust, of the Tuan Ha-Ngoc 2009 GRAT, (b) 84,404 shares of common stock, and (c) 757,809 shares of common stock issuable upon exercise of stock options. Gabriel Schmergel is the trustee of the trust described above and he exercises sole voting and investment over the shares held of record by such trust.

(11)	Consists of (a) 1,270,142 shares of common stock held by Prospect Ventures Partners II, L.P., or PVP II, (b) 19,341 shares of common stock held by Prospect Associates II, L.P., or PA II, and (b) 19,375 shares of common stock issuable upon exercise of stock options. Dr. Hirsch is a Managing Member of Prospect Management Company II, LLC, the respective General Partner of PVP II and PA II. The Managing Members of Prospect Management Company II, LLC, the respective General Partner of PVP II and PA II, share voting and investment power over the shares held by PVP II and PA II, but disclaim beneficial ownership, except to the extent of their pecuniary interest therein.

(12)	Consists of (a) 45,511 shares of common stock, (b) 19,053 shares of common stock held by Raju Kucherlapati as custodian for David Kucherlapati under the Massachusetts Uniform Transfers to Minors Act, (c) 42,078 shares of common stock held by Raju Kucherlapati c/f David Kucherlapati, (d) 3,773 shares of common stock held by Raju Kucherlapati Custodian FBO David Kucherlapati UTMA MA until age 21, (e) 50,000 shares of common stock held by Raju Kucherlapati Grantor Retained Annuity Trust No. 1 and (f) 13,960 shares of common stock issuable upon exercise of stock options. Dr. Kucherlapati, a member of our board of directors, is the trustee of the trusts described in this footnote and he exercises sole voting and investment power over the shares held of record by such trusts.

(13)	Consists of (a) 1,250 shares of common stock, (b) 16,125 shares of common stock issuable upon exercise of stock options and (c) 1,000 shares of common stock held by Ms. Young, Dr. Young’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, we believe that, during the year ended December 31, 2010, our executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them, except that (i) on March 12, 2010, Nicholas Galakatos and MPM Bioventures II QP LP each filed a Form 3 one day late, (ii) on June 25, 2010, Kenneth Bate, Douglas Cole, Ronald DePinho, Anthony Evnin, Nicholas Galakatos, Russell Hirsch, Raju Kucherlapati, Kenneth Weg and Robert Young each filed a Form 4 late reporting the grant on June 17, 2010 by us to each such director of an option to purchase shares of our common stock, and (iii) on February 15, 2011, Kenneth Bate filed a Form 3/A to report shares of common stock directly held that he inadvertently omitted from his original Form 3, timely filed on March 11, 2010.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board is currently comprised of eleven members, although we are authorized under our certificate of incorporation and bylaws to elect up to twelve members. The persons named in the accompanying proxy will vote to elect Messrs. Bate, Ha-Ngoc, Termeer and Weg and Drs. DePinho, Evnin, Galakatos, Kucherlapati and Young as directors unless you indicate otherwise on your proxy. Each of the nominees is currently a member of our board of directors, although Mr. Termeer is being nominated as a director for the first time. In April 2011, our board appointed Mr. Termeer as a new director to fill a vacancy. Mr. Termeer was originally proposed to the nominating and governance committee by our chief executive officer, and the board determined to include him among its nominees for the 2011 Annual Meeting based upon the recommendation of the nominating and governance committee.

If they are elected, each of the nominees will hold office until our annual meeting of stockholders in 2012 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

Two of our directors, Dr. Cole and Dr. Hirsch, are not standing for re-election. This creates vacancies on our board of directors. Vacancies on our board of directors may be filled by the affirmative vote of a majority of our directors then in office. Our board of directors has not nominated individuals to fill these vacancies. At the annual meeting, proxies cannot be voted for a greater number of individuals than the nominees named in this proxy statement.

Dr. Cole, age 50, has served as a director since February 2006. Dr. Cole has been a general partner of Flagship Ventures, where he has focused on life science investments, since 2004. He currently serves on the board of directors of several private companies, including Ensemble Therapeutics, Tetraphase Pharmaceuticals, Inc., Concert Pharmaceuticals, Inc., Quanterix Corporation, Agios Pharmaceuticals, Inc., Selecta Biosciences, Inc., Avedro, Inc., Resolvyx Pharmaceuticals, Inc., Receptos, Inc., and Seventh Sense Biosystems, Inc. In the past five years Dr. Cole has served on the boards of Zalicus, Inc. (formerly CombinatoRx), CGI Pharmaceuticals and Morphotek Inc. Dr. Cole holds a B.A. (magna cum laude) in English from Dartmouth College and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Cole’s qualifications to sit on our board of directors included his substantial experience as an investor in early stage biopharmaceutical and life sciences companies, as well as his experience of serving on the board of directors for several biopharmaceutical companies, including Ensemble Discovery Corporation, Tetraphase Pharmaceuticals, Inc., Concert

Pharmaceuticals, Inc., Quanterix Corporation, Agios Pharmaceuticals, Inc., Selecta Biosciences, Inc., Avedro, Inc., Resolvyx Pharmaceuticals, Inc., Receptos, Inc., and Seventh Sense Biosystems, Inc.

Dr. Hirsch, age 48, has served as a director since March 2002. He has been a Managing Director of Prospect Venture Partners since February 2001 and co-founded Prospect Venture Partners II, L.P., Prospect Venture Partners III, L.P. and Prospect Venture Partners IV, L.P. as dedicated life science funds. Dr. Hirsch serves on the board of Hansen Medical, Inc. and serves or has served on the boards of a number of private companies, including Portola Pharmaceuticals, Inc., Visiogen, Inc., DFine, Inc., Baxano, Inc., SentreHEART, Inc., Nine Point Medical, Inc., Allux Medical, Inc., Cabochon Aesthetics, Inc., and Opus Medical, Inc. Dr. Hirsch holds an M.D. and Ph.D. in Biochemistry from the University of California, San Francisco and a B.A. in Chemistry from the University of Chicago. We believe Dr. Hirsch’s qualifications to sit on our board of directors included his medical background, his substantial experience in the development and direction of early stage biopharmaceutical companies, as well as his service on the board of directors at Hansen Medical, Inc.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information of each of the nominees for director. Information with respect to the number of shares of common stock beneficially owned by each of these individuals, directly or indirectly, as of February 28, 2011 appears above under the heading “Ownership of Our Common Stock.”

Kenneth M. Bate, age 60, has served as a director since December 2007. He is currently the President and Chief Executive Officer of Archemix Corp., a position he has held since April 2009. From 2006 to April 2009, he served in various positions at NitroMed, Inc., most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc. Prior to joining Millennium Pharmaceuticals, Inc. Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen, Inc. (now Biogen Idec Inc.) first as their Chief Financial Officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. Mr. Bate currently serves as Chairman of the Board of Cubist Pharmaceuticals, Inc., and on the boards of BioMarin Pharmaceutical, Inc., Archemix Corp. and TransMedics, Inc. During the last five years, Mr. Bate has served as a director of NitroMed, Inc. and Coley Pharmaceutical Group, Inc. He holds a B.A. in Chemistry from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Bate’s qualifications to serve on our board of directors include his operating, finance, commercial, transactional and senior management experience in the industry, such as his experience as Chief Executive Officer of Archemix Corp. and NitroMed, Inc., and Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., as well as his experience serving on the board of directors of other public companies in the life sciences industry, such as Cubist Pharmaceuticals, Inc. and BioMarin Pharmaceutical, Inc.

Ronald A. DePinho, M.D., age 56, is one of our co-founders and has served as a director since October 2001. Dr. DePinho has served as Professor of Medicine and Genetics at the Harvard Medical School since 1998. He is founder and director of the Belfer Institute for Applied Cancer Science and has been a member of the Departments of Medical Oncology, Medicine and Genetics at the Dana Farber Cancer Institute and Harvard Medical School since 1998. He currently serves on the board of directors at Karyopharm Therapeutics, Inc. Dr. DePinho is a leading cancer researcher, recipient of numerous awards, and currently serves on a number of advisory boards for the public and private sectors. During the last five years, Dr. DePinho has served as Chair of the NIH Human Cancer Genome (TCGA) External Advisory Board and NCI Mouse Models of Human Cancer Consortium. He is a member of the Institute of Medicine of the National Academies and Fellow of the American Academy of Arts and Sciences. He holds a B.S. in Biology from Fordham University and an M.D. with distinction in Microbiology and Immunology from the Albert Einstein College of Medicine. We believe Dr. DePinho is qualified to sit on our board of directors given his role as a scientific founder of our company’s tumor maintenance, gene discovery and Human Response Platform™. His qualifications also include his leadership in the field of cancer modeling and cancer genetics, his extensive experience in the research, development and treatment of oncological diseases, which are the focus of our research and development programs, as well as his practical experience as a physician.

Anthony B. Evnin, Ph.D., age 70, has served as a director since March 2002 and is Chairman of our Board. He has been a Partner at Venrock, where he focuses largely on life sciences investments and, in particular, biotechnology investments, since 1975. Dr. Evnin currently serves on the boards of Icagen, Inc., Infinity Pharmaceuticals, Inc., Pharmos Corporation and several private companies, including Acceleron Pharma Inc., Boston-Power, Inc., Altea Therapeutics Corporation, Celladon Corporation, Constellation Pharmaceuticals, Inc., and Metabolex, Inc. During the last five years, Dr. Evnin served as a director of Memory Pharmaceuticals Corp., Sunesis, Inc., Renovis, Inc., Vela Pharmaceuticals, Inc., Kenet, Inc., Syntonix Pharmaceuticals, Inc. and Coley Pharmaceuticals Group, Inc. His previous experience was as a manager of business development at Story Chemical Corporation and a research scientist at Union Carbide Corporation. Dr. Evnin is a Trustee of Rockefeller University and of the Jackson Laboratory, Trustee Emeritus of Princeton University and a Member of the Board of Overseers of the Memorial Sloan-Kettering Cancer Center. Dr. Evnin holds a Ph.D. in Chemistry from the Massachusetts Institute of Technology and an A.B. from Princeton University. We believe Dr. Evnin’s qualifications to sit on our board of directors include his substantial experience as an investor in, and director of, early stage biopharmaceutical companies, including Icagen, Inc. and Infinity Pharmaceuticals, Inc., as well as his expertise in corporate strategy at a publicly traded biopharmaceutical company.

Nicholas G. Galakatos, Ph.D., age 53, has served as a director since March 2002. He is a co-founder and Managing Director of Clarus Ventures, a global venture capital firm focused in the life sciences, since Clarus’ inception in 2005. He is also a General Partner of the MPM BioVentures II and MPM BioVentures III funds since 2000. From 1997 to 2000 Dr. Galakatos served as Vice President, New Business at Millennium Pharmaceuticals, Inc. He was a founder and Chairman of TransForm Pharmaceuticals and was a founder of Millennium Predictive Medicine. He serves on the boards of a number of private companies, including Aerovance Inc., Link Medicine Corporation, Nanostring Technologies, Inc., Ophthotech, Inc. and Portola Pharmaceuticals, Inc. During the last five years, Dr. Galakatos has served as a member of the board of directors of Cornerstone Therapeutics, Inc. (formerly Critical Therapeutics, Inc.) and Affymax, Inc. where he was the Lead Director. He holds a B.A. in chemistry from Reed College and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. We believe Dr. Galakatos’ qualifications to sit on our board of directors include his substantial experience as an investor in, and director of, early stage biopharmaceutical companies such as TransForm Pharmaceuticals and Affymax, Inc., as well as his expertise in corporate strategy in a public biopharmaceutical company, particularly as Vice President, New Business at Millennium Pharmaceuticals.

Tuan Ha-Ngoc, age 59, has served as President and Chief Executive Officer of our company and as a member of our board of directors since June 2002. From 1999 to 2002, he was co-founder, President and Chief Executive Officer of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, Mr. Ha-Ngoc was Corporate Vice President of Strategic Development for Wyeth, following Wyeth’s acquisition of Genetics Institute, where Mr. Ha- Ngoc served as Executive Vice President with responsibility for corporate development, commercial operations and European and Japanese operations. Mr. Ha-Ngoc serves on the board of directors of Human Genome Sciences, Inc. as well as on the boards of a number of academic and nonprofit organizations, including the Harvard School of Dental Medicine, the Tufts School of Medicine, the MIT Koch Institute of Integrative Cancer Research, the Boston Philharmonic Orchestra, and the International Institute of Boston. Mr. Ha-Ngoc served on the board of directors of ArQule, Inc., from 2002 until 2006. He holds an M.B.A. from INSEAD and an M.A. in pharmacy from the University of Paris, France. We believe that Mr. Ha-Ngoc’s qualifications to serve on our board of directors include his position as our chief executive officer and his significant experience in the cancer research field and corporate strategy development, including his executive leadership roles at global pharmaceutical companies, and his experiences in commercializing potential drug candidates, including his commercialization experience in North America, Europe and Japan.

Raju Kucherlapati, Ph.D., age 68, has served as a director since October 2001. He has been a professor of Medicine at Harvard Medical School since 2001 and served as Scientific Director of the Harvard Medical School-Partners HealthCare Center for Genetics and Genomics from 2001 to 2008. Dr. Kucherlapati was a founder of Cell Genesys, Inc., Abgenix, Inc. and Millennium Pharmaceuticals, Inc. and currently serves on the board of Enlight Biosciences LLC, Metamark Genetics, Inc. and Kew Group LLC. During the last five years Dr. Kucherlapati has served as a member of the board of directors at Millennium Pharmaceuticals and Abgenix, Inc. Dr. Kucherlapati holds a B.S. in Biology from P.R. College, Kakinada, India, a M.S. in Biology from Andhra University, Waltair, India and a Ph.D. from the University of Illinois at Urbana. We believe Dr. Kucherlapati is qualified to sit on our board of directors given his role as a scientific founder of our company’s human response platform. In addition, we believe Dr. Kucherlapati’s qualifications to sit on our board of directors include his substantial experience in the development and growth of early stage biopharmaceutical companies such as Cell Genesys, Inc., Abgenix, Inc. and at large global pharmaceutical companies such as Millennium Pharmaceuticals, Inc. and his service as a member of the board of directors at publicly traded life sciences companies such as Millennium Pharmaceuticals, Inc. and Abgenix, Inc.

Henri A. Termeer, age 65, has served as a director since April 2011. Mr. Termeer has served as President and a director of Genzyme Corporation since 1983, its Chief Executive Officer since 1985 and as its Chairman of the Board since 1988. In 2008, he was appointed to Massachusetts Governor Deval Patrick’s Council of Economic Advisors, and he is a co-chair of the Leadership Council of the Massachusetts Life Sciences Collaborative. Mr. Termeer is also Chairman Emeritus of the New England Healthcare Institute, a nonprofit, applied research health policy organization he was instrumental in founding. He served on the board of directors of the Pharmaceutical Research and Manufacturers of America from 1997 to 2011. Mr. Termeer is also Chairman of the Federal Reserve Bank of Boston’s board of directors, a board member of ABIOMED Inc., and a board member of Massachusetts Institute of Technology Corporation. He is a director of Massachusetts General Hospital, a board member of Partners HealthCare and a member of the Board of Fellows of Harvard Medical School. We believe that Mr. Termeer’s senior executive experience in developing and managing Genzyme Corporation, a leading global public biotechnology company, and his deep industry experience qualify him to serve as a member of our board of directors.

Kenneth E. Weg, age 72, is one of our co-founders and has served as a director since January 2002. He has over 33 years of experience in the pharmaceutical industry with Bristol-Myers Squibb Company and Merck & Co., Inc. From 1993 to 1998 he was President, Worldwide Medicines Group of Bristol-Myers Squibb Company, responsible for all ethical pharmaceuticals and over-the-counter medicines on a global basis. Mr. Weg also served as Vice-Chairman of the Board. He retired from Bristol-Myers Squibb Company in February 2001. Mr. Weg also served as non-Executive Chairman of Millennium Pharmaceuticals, Inc. until that company was acquired by Takeda, Inc. in 2007. During the last five years Mr. Weg has served as a member of the board of directors at Millennium Pharmaceuticals, Inc. Mr. Weg was also a founder and the Chairman of Clearview Projects, Inc. from 2002 to 2010. He is also a founder and chairman of Metamark Genetics, Inc, a molecular diagnostics company focused on oncology. Currently, Mr. Weg serves on the board at Fox Chase Cancer Center. He holds a B.A. in English Literature from Dartmouth College and an M.B.A. from Columbia University. We believe Mr. Weg’s qualifications to sit on our board of directors include his extensive leadership experience in the global pharmaceutical industry, including his extensive executive leadership at Bristol-Myers Squibb Company and his service as a member of the board of directors of Millennium Pharmaceuticals, Inc.

Robert C. Young, M.D., age 71, has served as a director since July 2009. Dr. Young is President of RCY Medicine, a consulting service focused on cancer center productivity, health care quality and health policy, which he founded in July 2009. From 2007 to 2009 he served as Chancellor of Fox Chase Cancer Center in Philadelphia and as President and Chief Executive Officer from 1989 to 2007. Dr. Young is a past-President of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society and past Chairman of the Board of Scientific Advisors of the National Cancer Institute and is past Chairman of the Comprehensive Cancer Network. Dr. Young serves as Chairman of the editorial board of Oncology Times. He also serves on the boards of directors of West Pharmaceutical Services, Inc. and Human Genome Sciences, Inc. During the last five years Dr. Young has served as a member of the scientific advisory boards of the Dana Farber Cancer Center, the Huntsman Cancer Center and the Ohio State Cancer Center. He holds a B.Sc. in zoology from Ohio State University and an M.D. from Cornell University Medical College and is Board certified in Internal Medicine, Hematology and Medical Oncology. We believe that Dr. Young’s qualifications to serve on our board of directors include his substantial experience in cancer research as head of the Fox Chase Cancer Center and as Chairman of the Board of Scientific Advisors of the National Cancer Institute as well as his prior role with the National Cancer Policy Board at the Institute of Medicine, his service as a member of the board of directors at publicly traded life sciences companies West Pharmaceutical Services, Inc. and Human Genome Sciences, Inc., as well as his accomplished background as a board-certified physician.

Our board of directors recommends a vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that AVEO Pharmaceuticals is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees, as well as charters for our audit committee, our compensation committee and our nominating and governance committee, and corporate governance guidelines. We have posted copies of our Code of Business Conduct and Ethics and Corporate Governance Guidelines on the Corporate Governance page of the Investors section of our website, www.aveopharma.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics required to be disclosed by law or NASDAQ Global Market listing standards.

Board Determination of Independence

Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

In March and April of 2011, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors determined that none of Kenneth Bate, Douglas Cole, Anthony Evnin, Nicholas Galakatos, Russell Hirsch, Raju Kucherlapati, Henri Termeer and Robert Young, representing eight of our eleven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our board of directors also determined that Kenneth Bate, Douglas Cole, and Anthony Evnin, who comprise our audit committee, Nicholas Galakatos, Kenneth Bate and Russell Hirsch, who comprise our compensation committee, and Anthony Evnin, Robert Young and Raju Kucherlapati, who comprise our nominating and governance committee, satisfy the independence standards for such committees established by the Securities and Exchange Commission and the NASDAQ Marketplace Rules, as applicable. In making such determination, the board of directors considered the relationships that each such non-employee director has with our company and other facts and circumstances the board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. With respect to Dr. Kucherlapati, the board of directors took into consideration the fact that the company entered into a consulting agreement with him dated as of January 1, 2010 and determined that the existence of such consulting agreement did not result in a relationship with Dr. Kucherlapati that would interfere with his exercise of independent judgment in carrying out the responsibilities as a director because, among other things, to date Dr. Kucherlapati has received no remuneration under such agreement and any future remuneration is based upon a per diem rate and is not expected to be significant.

Role of the Board

Our board of directors is responsible for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. Our board selects, evaluates and provides for the succession of executive officers and, pursuant to recommendations by our nominating and governance committee and subject to stockholder election, selects directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board also participates in decisions that have a potential major economic impact on our company. Management keeps our directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors, upon the recommendation of our nominating and governance committee, has determined that the roles of chairman of the board and chief executive officer should be separated at the current time. Accordingly, our board has appointed Anthony Evnin, an independent director within the meaning of NASDAQ rules (see “Board Determination of Independence” above), as the chairman of the board of directors. Mr. Evnin’s duties as chairman of the board include the following:

•	Chairing meetings of the independent directors in executive session.

•	Meeting with any director who is not adequately performing his or her duties as a member of our board or any committee.

•	Facilitating communications between other members of our board and our chief executive officer.

•	Preparing or approving the agenda for each board meeting.

•	Determining the frequency and length of board meetings and recommending when special meetings of our board should be held.

•

Reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board (see “Communicating with the Independent Directors” below).

Our board decided to separate the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits:

•	Increasing the independent oversight of AVEO Pharmaceuticals, and enhancing our board’s objective evaluation of our chief executive officer.

•	Freeing our chief executive officer to focus on company operations instead of board administration.

•	Providing our chief executive officer with an experienced sounding board.

•	Providing greater opportunities for communication between stockholders and our board.

•	Enhancing the independent and objective assessment of risk by our board.

•	Providing an independent spokesman for our company.

The Board’s Role in Risk Oversight

We face a number of risks in our business, including risks related to: pre-clinical and clinical research and development; regulatory reviews, approvals and oversight; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; competition; the ability to access additional funding for our business; as well as other risks. Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our board administers its risk oversight function directly and through its three committees. Our chairman meets regularly with our chief executive officer and other executive officers to discuss strategy and risks facing the company. Members of our executive management team attend the quarterly board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from members of senior management on strategic matters involving our business. In addition, in accordance with its charter, the audit committee regularly discusses with management our risk exposures in the areas of financial reporting, internal controls and compliance with legal and financial regulatory requirements, their potential impact on our company and the steps we take to manage them. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board of Directors Meetings and Attendance

Our board met nine times during 2010, either in person or by teleconference. During 2010, each of our directors attended at least 75% of the aggregate number of board meetings and meetings of the committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending annual meetings. We did not hold an annual meeting of stockholders in 2010. We expect substantially all of our directors to attend the 2011 annual meeting.

Board Committees

Our board of directors has established standing audit, compensation and nominating and governance committees, each of which operates under a written charter that has been approved by our board. We have posted copies of each committee’s charter on the Corporate Governance page of the Investors section of our website, www.aveopharma.com. The members of each committee are appointed by our board, upon recommendation of our nominating and governance committee.

Our board has determined that all of the members of each of these three standing committees are independent as defined under the NASDAQ Marketplace rules, and, in the case of all members of our audit committee, the independence requirements of Rule 10A-3 under the Exchange Act.

Audit Committee

The members of our audit committee are Kenneth Bate, Douglas Cole and Anthony Evnin. Mr. Bate chairs the audit committee. Our board plans to timely reassess the composition of the audit committee in light of the fact that Dr. Cole is not standing for re-election as a director. Our board of directors has determined that Mr. Bate is an “audit committee financial expert” as defined in applicable SEC rules. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the independent registered public accounting firm;

•	overseeing the work of the independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Our audit committee met nine times during 2010.

Compensation Committee

The members of our compensation committee are Nicholas Galakatos, Kenneth Bate and Russell Hirsch. Dr. Galakatos chairs the compensation committee. Our board plans to timely reassess the composition of the compensation committee in light of the fact that Dr. Hirsch is not standing for re-election as a director. Our compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer and our other executive officers’ compensation;

•	reviewing and making recommendations to our board with respect to the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and

•	preparing the annual compensation committee report required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Executive and Director Compensation Processes.”

Our compensation committee met eight times during 2010.

Nominating and Governance Committee

The members of our nominating and governance committee are Anthony Evnin, Robert Young and Raju Kucherlapati. Dr. Evnin chairs the nominating and governance committee. Our nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to serve as members of our board;

•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an annual evaluation of our board.

The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Our nominating and governance committee met two times during 2010.

Director Nomination Process

Our nominating and governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board.

Criteria and Diversity

Our corporate governance guidelines specify that diversity on the board should be considered by the nominating and governance committee in the director identification and nomination process. In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and governance committee will apply certain criteria, including the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. Our nominating and governance committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. While our nominating and governance committee does not have a formal policy with respect to diversity, our board and nominating and governance committee believe that it is essential that the board members represent diverse viewpoints. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders.

The director biographies appearing above under “Proposal 1 — Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led our board to conclude that each director should serve as a member of our board. Our board believes that each of the nominees has had substantial achievement in his professional and personal pursuits, and possesses the background, talents and experience that our board desires and that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and governance committee, c/o Joseph Vittiglio, Vice President, Corporate Counsel and Secretary, AVEO Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the committee or the board, by following the procedures set forth below under the heading “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of our board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of our board considers to be important for the directors to know. In general, communications relating to governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive communications.

Stockholders who wish to send communications on any topic to our board should address such communications to the board of directors, c/o Joseph Vittiglio, Vice President, Corporate Counsel and Secretary, AVEO Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139.

Executive and Director Compensation Processes

Our compensation committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the company as a whole and for each of our executive officers. Annual corporate goals are proposed by management and approved by our board at the beginning of each calendar year for the following year. These corporate goals target the achievement of specific research, regulatory clinical and financial milestones. Annual individual goals focus on contributions that facilitate the achievement of the corporate goals. Individual goals are proposed by our compensation committee and approved by our board of directors. Annual salary increases, annual bonuses, and annual stock option and restricted stock awards granted to our executives are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. This process leads to a recommendation by our chief executive officer for annual executive salary increases, annual stock option and restricted stock awards and bonuses, if any, which is then reviewed and approved by our compensation committee. Any awards under our annual cash incentive program to our chief executive officer is based solely on the achievement of our overall corporate goals.

Our compensation committee has delegated to our chief executive officer the authority to make stock option grants under our 2010 plan to our employees (other than to the chief executive officer or any of our other officers or any individual our board of directors or compensation committee may specify from time to time), at exercise prices equal to the closing price of our common stock on the date of grant and subject to vesting provisions and other conditions specified by our compensation committee.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During the fiscal year ended December 31, 2010, our compensation committee retained an independent compensation consultant, Nancy Arnosti, to assist the compensation committee in developing our overall executive and director compensation program for 2010 and 2011.

Risk Considerations in Executive Compensation

Our compensation committee has discussed the concept of risk as it relates to our executive compensation program and our compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company.

Report of the Audit Committee

Our audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2010 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the our audit committee, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the audit committee of the board of directors of AVEO Pharmaceuticals, Inc.

Kenneth Bate, Chair

Anthony Evnin

Douglas Cole

Principal Accountant Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2010	2009
Audit Fees(1)	$615,480	$645,312
Audit Related Fees	—	—
Tax Fees(2)	42,711	—
All Other Fees(3)	1,810	1,280

Total Fees	$660,001	$646,592

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2)	“Tax Fees” consist of fees for tax advice and tax services related to: (1) the application for grants with respect to certain of our qualifying research and development programs under the Qualifying Therapeutic Discovery Grant Program by the Internal Revenue Service and the Secretary of Health and Human Services under the Patient Protection and Affordable Care Act of 2010, (2) supply chain intellectual property considerations and (3) US, UK and Japanese tax considerations relating to a collaboration and license agreement.

(3)	“All Other Fees” represent payment for access to the Ernst & Young LLP on-line accounting research database.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Audit Committee Pre-Approval Policies and Procedures” described below.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

In March 2010, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Vice President, Corporate Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

Since January 1, 2010, we have engaged in the following transactions with our directors, executive officers and stockholders that beneficially own more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers and stockholders that beneficially own more than 5% of our voting securities.

Effective as of January 1, 2010, we entered into a consultation and scientific advisory board agreement with Lynda Chin, an immediate family member of Ronald DePinho. Pursuant to the agreement, which we amended in March 2011 to extend the term through December 31, 2011, Dr. Chin provides scientific and business advice, as well as attends meetings of our scientific advisory board. The agreement may be terminated by either party upon 30 days written notice. To date, Dr. Chin has received $62,500 pursuant to her consulting arrangement with us.

On November 3, 2010, we sold 4.5 million shares of our common stock to accredited investors in a private placement at a purchase price of $13.50 per share for total gross proceeds of $60.75 million. Upon the closing of the private placement, Baupost Group Securities, LLC became a beneficial owner of more than 5% of our voting securities and certain funds registered under Section 8 of the Investment Company Act of 1940 and beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, also known as Fidelity Investments, which, prior to the sale of the shares of our common stock in the private placement, beneficially owned approximately 12.3% of our voting securities, became a beneficial owner of more than 14% of our voting securities. The table below sets forth the number of shares of our common stock sold to our stockholders that beneficially own more than 5% of our voting securities and their affiliates and immediate family members in connection with the private placement:

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Variable Insurance Products Fund II: Contrafund Portfolio(1)	107,096	$1,445,796.00
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund(1)	3,908	$52,758.00
Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund(1)	61,752	$833,652.00
Fidelity Puritan Trust: Fidelity Balanced Fund(1)	77,244	$1,042,794.00
Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund(1)	404,600	$5,462,100.00
Fidelity Securities Fund: Fidelity Dividend Growth Fund(1)	290,609	$3,923,221.50
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund(1)	27,497	$371,209.50
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund(1)	28,715	$387,652.50
Variable Insurance Products Fund IV: Health Care Portfolio(1)	4,421	$59,683.50
Fidelity Central Investment Portfolios LLC: Fidelity Health Care Central Fund(1)	51,392	$693,792.00
Variable Insurance Products Fund III: Balanced Portfolio(1)	39,037	$526,999.50
Fidelity Select Portfolios: Health Care Portfolio(1)	117,323	$1,583,860.50
Baupost Group Securities, LLC	2,000,000	$27,000,000.00

Total	3,213,594	$43,383,519.00

(1)	Stockholder is affiliated with Fidelity Investments.

Agreements With Our Stockholders

We previously entered into an investor rights agreement with holders of registrable securities (as such term is defined in our investor rights agreement) and warrants to purchase shares of such registrable securities. The investor rights agreement provides, among other things, that such holders have the right to (a) demand that we file a registration statement, subject to certain limitations, and (b) request that their shares be covered by a registration statement that we are otherwise filing.

In connection with our private placement of 4.5 million shares of our common stock to accredited investors on November 3, 2010, we entered into a securities purchase agreement and a registration rights agreement on October 28, 2010 with such accredited investors.

Executive Compensation and Employment Arrangements

Please see “Executive and Director Compensation” below for information on compensation arrangements with our executive officers, including option grants and agreements with executive officers.

Director Compensation

Please see “Executive and Director Compensation” below for information on compensation arrangements for our directors generally and for information on our consulting arrangements with Dr. DePinho and Dr. Kucherlapati. From January 1, 2010 to date, Dr. DePinho has received $125,000 under his consulting arrangements with us. Additionally, since January 1, 2010 to date, Dr. Kucherlapati has not received any compensation under his consulting arrangements with us.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our approach to executive compensation, one of the most important and also most complex aspects of corporate governance, is guided by the following principles:

•	Holding our executive officers accountable for results over the long term and maintaining integrity in all of the business dealings of our executive officers,

•	Rewarding our executive officers for consistently strong execution, and

•	Establishing a clear connection between rewards and performance.

These principles underlie our compensation program and, indeed, our entire culture. We seek to achieve financial strength by, among other things, linking compensation to performance goals, by using equity as a key component of compensation, and by continually reviewing and seeking to improve our compensation program.

2010 Business Highlights

2010 has been a transformation year for our company. Under the leadership of our executive officers, we executed our corporate goals, including:

•

Consummating an initial public offering in March and a private equity offering in November, together which resulted in receipt of over $136 million in net proceeds in a period of eight months amidst a very challenging macro-economic environment;

•

Completing enrollment of the target number of patients in our phase 3 pivotal clinical trial of tivozanib six months ahead of schedule, allowing for the potential to receive top-line data from the trial in 2011;

•

Successfully transitioning the rights to our internally discovered and developed antibody, ficlatuzumab (AV-299), back from Merck, adding a phase 2 drug candidate for which we retain worldwide commercial rights;

•	Nominating a development candidate in our ErbB3 program (AV-203), triggering a $5 million milestone payment from Biogen Idec; and

•

Successfully executing our responsibilities under our research program with OSI Pharmaceuticals, Inc., resulting in the exercise of OSI’s $25 million option to internalize elements of our Human Response Platform.

Our Compensation Program Emphasizes Performance

Most of our compensation decisions are made at the commencement of the year, after review of our performance over the past year. We believe that the compensation of our named executive officers for 2010 was well-aligned with our executive compensation objectives and with our performance for the following reasons, which we believe had a positive impact on shareholder value:

•

We delivered strong results against our 2010 company goals, resulting in above-target annual cash incentive award payouts. As described below, the compensation committee determined that the 2010 corporate goals were achieved at a level of 130%, the named executive officers exceeded their individual goals (other than Michael Bailey, who recently commenced employment with us in September 2010) and that certain of our named executive officers achieved other significant accomplishments, which significantly drove shareholder value; and

•

We continued to deliver a significant portion of our named executive officer target total direct compensation in the form of long-term incentive equity awards. Over the past several years, a significant portion of the total target value of the three primary elements of named executive officer compensation—base salaries, annual cash incentive awards and equity awards—was delivered in the form of long term equity awards, continuing our emphasis on long-term pay-for-performance.

Overview of our Executive Compensation

The following section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table for the Years Ended December 31, 2008, 2009 and 2010”, or our “named executive officers”, and the most important factors relevant to an analysis of these policies and decisions.

Our named executive officers are:

•	Tuan Ha-Ngoc, President and Chief Executive Officer;

•	David Johnston, Chief Financial Officer;

•	William Slichenmyer, Chief Medical Officer;

•	Elan Ezickson, Executive Vice President, Chief Business Officer; and

•	Michael Bailey, Chief Commercial Officer.

Our compensation committee is responsible for establishing and administering our policies governing the compensation for our named executive officers, including salaries, cash incentives and equity incentive compensation. Our compensation committee consists of three members of our board of directors, all of whom have extensive experience in our industry. Our compensation committee is composed entirely of non-employee independent directors. Our compensation committee also considers the recommendations of our chief executive officer when determining the appropriate mix of compensation for each of our executive officers, including our named executive officers. However, our chief executive officer does not provide input on his own compensation. Although our compensation committee is empowered to approve the salaries, cash incentives and equity incentive compensation of certain of our named executive officers, (i) the independent members of our board of directors (within the meaning of Rule 5605 of the NASDAQ Marketplace Rules) approve the salary, cash incentive and equity incentive compensation of our chief executive officer, based on the recommendation of the compensation committee, and (ii) the compensation committee typically requests that the independent members of our board of directors approve the salaries, cash incentives and equity incentive compensation of all of our other named executive officers based on the compensation committee’s recommendation.

We believe that the compensation of our named executive officers should focus executive behavior on the achievement of near-term corporate goals as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation programs, which reward our executives when we achieve certain financial and business goals and create stockholder value. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. Because we believe that the performance of every employee is important to our success, we are mindful of the effect our executive compensation and incentive program has on all of our employees.

Objectives of our Executive Compensation Program

Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•

provide a competitive compensation package that aligns the interests of our named executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of shareholder value.

Basis for Historical and Future Compensation Policies and Decisions

We use a mix of short-term compensation, consisting of base salaries and cash incentive bonuses, and long-term compensation, consisting of equity incentive compensation, to provide a total compensation structure that is designed to achieve our objectives.

In arriving at the amount and types of initial compensation for each of our named executive officers, we consider the following factors:

•	the individual’s particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review (as further discussed below);

•	the demand for people with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the individual’s position;

•	comparison to other executives within our company having similar levels of expertise and experience;

•	recommendations from our compensation consultant; and

•	uniqueness of industry skills.

We annually re-assess the compensation of our named executive officers and determine whether any adjustments should be made. In determining whether to adjust the compensation of any of our named executive officers, we generally take into account the following factors:

•	our understanding of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	formal market data regarding base salary, cash incentives and equity compensation from a leading life science compensation survey of national biopharmaceutical and biotechnology companies;

•	the roles and responsibilities of our executives, including any increases or decreases in responsibilities; and

•	the contributions and performance of each named executive officer.

Our compensation committee retained an independent compensation consultant, Nancy Arnosti, to assist the compensation committee in developing our overall executive and director compensation program for 2010 and 2011. Each year, our compensation committee also considers publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation.

Upon approval by our compensation committee, we have engaged Ms. Arnosti to review our non-executive bonus program for market competitiveness and overall design. In addition, she has advised us on stock option grants for new hires and annual awards for existing employees. In the past, we have worked with Ms. Arnosti to review the competitiveness and design of all of our non-executive compensation programs including base salary, bonus and equity.

Our compensation committee has particularly relied on data from the annual life science compensation survey of Radford Biotechnology Surveys. Specifically, in establishing 2010 and 2011 compensation, our compensation committee analyzed the base salary, performance bonus and equity components of compensation from the Radford Global Life Sciences survey for medium-sized US-based companies with employee populations ranging from 150-500 employees. Historically, this market data included survey results from a broad group of biopharmaceutical and biotechnology companies and our compensation committee deemed the survey to be adequate for our purposes because it indicated the ranges of compensation paid by the companies with which we competed for executive talent.

The compensation committee retained Ms. Arnosti to review all compensation and employment arrangements for our executive officers, including base salary, performance bonus and equity ownership. In addition, Ms. Arnosti and the compensation committee reviewed the peer group of publicly traded companies which we use to help guide our compensation decisions. This peer group, which is comprised of companies in the life sciences industry at a stage of development, market capitalization and size comparable to ours, consists of companies the compensation committee believes are generally comparable to our company and against which the compensation committee believes we compete for executive talent. The compensation committee, in consultation with Ms. Arnosti, included the following companies in the peer group: Affymax, Inc., Alnylam Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., Cytokinetics, Inc., Dyax Corp., Halozyme Therapeutics, Inc., Immunogen, Inc., Infinity Pharmaceuticals, Inc., Intermune, Inc., Jazz Pharmaceuticals, Inc., Lexicon Pharmaceuticals, Inc., Micromet, Inc., Momenta Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., Targacept, Inc., and Xenoport, Inc.

The CEO’s Role in the Compensation Process

The compensation committee uses, in addition to its own judgment and experience, and the resources and tools described above, the recommendations of our chief executive officer to determine the appropriate mix of compensation for each of our other executive officers. Our chief executive officer does not participate in the determination of his own compensation.

Risk Considerations in our Compensation Program

We have reviewed our compensation policies and programs with our compensation and audit committees and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business.

Executive Compensation Components

Our executive compensation program is primarily comprised of:

•	base salary;

•	annual incentive cash compensation; and

•	equity compensation.

Our compensation committee has not adopted a formal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by our compensation consultant and other relevant data, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. We have historically relied upon base salary and equity compensation as the primary mechanism to attract members of our leadership team. While we believe that the annual incentive cash component of our compensation package encourages our executives to focus on our near-term performance, generally performance over a one-year period, we rely upon equity-based awards to encourage our executives to focus on our performance over several years. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death, dismemberment and long and short term disability insurance, and matching contributions in our 401(k) plan.

Base Salary. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. When establishing base salaries for 2011, the independent members of our board of directors, upon the recommendation of our compensation committee, considered the overall economic environment, the degree to which the company achieved its business goals and objectives, and each individual’s performance. In addition, with respect to our named executive officers, other than Mr. Ha-Ngoc, our compensation committee considered the recommendations of Mr. Ha-Ngoc in determining appropriate base salary levels.

In February 2011, upon the recommendation of the compensation committee, the independent members of our board of directors decided to increase the base salary of each of our named executive officers for 2011 as set forth in the table below. Our compensation committee made its recommendation based on its analysis, with input from our consultant, Ms. Arnosti, of executive officer pay for the peer group companies described above and its review of the Radford Global Life Sciences survey for medium-sized US-based companies with 150-500 employees.

For 2011, the independent members of our board of directors, upon the recommendation of our compensation committee, established annual base salaries for our named executive officers as follows:

Name	2011 Annual Base Salary($)	Percentage Increase in Base Salary From 2010 Base Salary (%)
Tuan Ha-Ngoc	$490,000	16.0	%(1)
David Johnston	$326,777	10.0	%(2)
William Slichenmyer	$363,060	5.9%
Elan Ezickson	$343,182	4.5	%(3)
Michael Bailey	$319,253	1.4	%(4)

(1)	In addition to a corporate-wide merit increase, this increase includes a one-time adjustment to Mr. Ha-Ngoc’s base salary to better align such salary with the median of the range of salaries for executives in similar positions at comparable companies.

(2)	In addition to a corporate-wide merit increase, this increase includes a one-time adjustment to Mr. Johnston’s base salary to better align such salary with the median of the range of salaries for executives in similar positions at comparable companies.

(3)	This percentage is calculated based on Mr. Ezickson’s adjusted salary in connection with his promotion to Executive Vice President effective July 1, 2010.

(4)	Mr. Bailey’s compensation was established by our compensation committee in connection with his hiring as chief commercial officer in September 2010. Our compensation committee determined an annual base salary for Mr. Bailey of $315,000. When approving Mr. Bailey’s salary, our compensation committee considered Mr. Bailey’s salary with his previous employer, the internal equity among his peers at the company and his responsibilities at the company.

We believe that the base salaries established for our named executive officers for 2011 are aligned with our executive compensation objectives stated above and are competitive with those of similarly-situated companies.

Annual Cash Incentive Program. We have designed our annual cash incentive program to reward our named executive officers upon the achievement of specified annual corporate and individual goals which are approved in advance by our compensation committee and board of directors. Our cash incentive program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is calculated on the basis of percentage of corporate goals achieved. The compensation committee communicates the bonus criteria to the named executive officers at the beginning of each fiscal year. The performance goals established by the compensation committee are based on the business strategy of the company and the objective of building shareholder value. There are three steps to determine if and the extent to which an annual cash incentive award is payable to a named executive officer. First, at the beginning of the fiscal year, the compensation committee determines the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, at the beginning of the fiscal year, the compensation committee establishes the specific performance goals that must be met in order for the officer to receive the award. Third, shortly after the end of the fiscal year, the compensation committee determines the extent to which these performance goals are met and the amount of the award. The board of directors considers, and if it deems appropriate approves, the recommendation of the compensation committee at each of these steps.

For our fiscal year ended December 31, 2010, our compensation committee, with board approval, set corporate and individual goals for our named executive officers.

For 2010, the corporate goals, which accounted for 80% of the cash incentive for each of our named executive officers (other than our chief executive officer), the weighting of each goal, and the compensation committee’s quantitative assessment of the degree to which each goal was actually achieved, were as follows:

Corporate Goal	Target Score (%)	Actual Score (%)
Advance development of tivozanib by enrolling targeted number of patients in phase 3 clinical trial, by initiating a clinical trial to expand tivozanib into an indication beyond RCC monotherapy and by initiating other supportive clinical trials of tivozanib	40%	50	%(1)
Secure funding adequate to end 2010 fiscal year with a cash balance of at least $50 million	40	60	(2)
Advance development of ficlatuzamab (AV-299) by enrolling first patient in a phase 2 clinical trial	10	10	(3)
Advance the antibody pipeline	10	10	(4)

Total	100%	130%

(1)	The compensation committee determined that the company exceeded its attainment of this corporate goal by 10% due to, among other things, the completion of enrollment of our phase 3 clinical trial of tivozanib in August 2010, six months ahead of our projected enrollment completion date; the initiation of a phase 1b clinical trial of tivozanib in combination with Xeloda in patients with breast and colorectal cancer; and the initiation of two standard clinical pharmacology trials to support the NDA for tivozanib.

(2)	The compensation committee determined that the company exceeded its attainment of this corporate goal by 20% as we ended fiscal year 2010 with a cash balance of approximately $140 million due to the consummation of our initial public offering in March 2010, in which we received net proceeds of approximately $80.3 million, and the consummation of a private placement of shares of our common stock in November 2010, in which we received net proceeds of approximately $56.6 million.

(3)	We enrolled the first patient in a phase 2 clinical trial for ficlatuzamab in May 2010 and received a milestone payment related thereto from Merck of $8.5 million.

(4)	We advanced the ErbB3 program (AV-203) forward through, among other things, the selection of a clinical candidate in March 2010 and we received a milestone payment related thereto from Biogen Idec of $5 million. In addition, we humanized two murine antibodies with respect to our RON program.

For 2010, the individual goals for each of our named executive officers (other than our chief executive officer) accounted for 20% of their performance incentive. The individual goals for those named executive officers are primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development goals or department specific goals, subject to discretionary adjustments that our compensation committee deems appropriate. Our chief executive officer makes recommendations to the compensation committee as to the degree to which those named executive officers have satisfied their individual goals.

Mr. Johnston’s individual goals related to monitoring the financial and cash management of our company, maintaining relationships with the financial community and leading the equity financings we conduct. The compensation committee deemed Mr. Johnston’s individual goals to be exceeded by 20% based on his leadership in the successful consummation of the initial public offering in March 2010 and the private placement in November 2010.

Dr. Slichenmyer’s individual goals related to leading the clinical and regulatory efforts to advance the development of tivozanib and ficlatuzumab. The compensation committee deemed Dr. Slichenmyer’s individual goals to be exceeded by 20% based on the completion of enrollment of our phase 3 clinical trial of tivozanib in August 2010, six months ahead of our projected enrollment completion date; and the initiation of the phase 2 portion of a clinical trial to test the combination of ficlatuzumab with another targeted agent in May 2011, as well as the successful re-alignment of our clinical and regulatory departments to better handle the increased work load associated with advancing the development of tivozanib.

Mr. Ezickson’s individual goals related to developing alternatives for partnership transactions, including a potential collaborative transaction for tivozanib, and overseeing intellectual property and legal activities as well as program management and market development initiatives. The compensation committee deemed Mr. Ezickson’s individual goals to be exceeded by 10% based on his active participation in the initial public offering process, his management of the partnering discussions related to tivozanib, and his recruitment of executives to lead certain functions critical to the company.

Mr. Bailey joined us in September 2010, with the responsibility to lead the pre-commercialization activities. The compensation committee deemed Mr. Bailey’s individual goals to be achieved based on his active participation in the partnering discussions related to tivozanib, substantiating our company’s strategy of leading commercialization of tivozanib in North America.

The cash incentive payment for our chief executive officer is based solely on the achievement of our overall corporate goals described above.

Our compensation committee has the authority to make discretionary adjustments to our annual cash incentive program, including the ability to make additional awards based on our named executive officers’ performance and to modify the corporate and individual performance targets and the level of awards that our named executive officers receive in conjunction with their performance against the targets. For the fiscal year ended December 31, 2010, the compensation committee established a target incentive payment for each of our named executive officers based on a percentage of their 2010 annual base salary. Additionally, in reaching its determinations as to the payouts for 2010 cash incentive compensation, the compensation committee used its discretion to deem that, among many other positive developments in 2010, the successful consummation of our initial public offering in March 2010 and the private placement in November 2010 (at a share price 50% higher than the initial public offering price), and the early completion of the enrollment of the TIVO-1 clinical trial (six months ahead of schedule) represented substantial value-creation achievements for the company. In recognition of these exceptional corporate and individual performances, the compensation committee also recommended, and the independent members of our board of directors approved, separate special one-time recognition bonuses for Messrs. Ha-Ngoc, Johnston and Slichenmyer.

The following table sets forth each named executive officer’s target incentive payment for 2010 established by the compensation committee in February 2010, the total cash incentive award actually paid, the total award paid as a percentage of the target award, the additional one-time recognition bonus, if applicable, and the aggregate incentive award and bonus payment made for 2010.

Name	2010 Target Annual Cash Incentive Award ($)	Total Cash Incentive Award Paid for 2010 ($)		Total Cash Incentive Award as a Percentage of Target Cash Incentive Award (%)		One-Time Recognition Bonus		Total 2010 Cash Incentive Plan Award and One- Time Recognition Bonus Payment
Tuan Ha-Ngoc	$211,150	$274,495		130	%(1)	$50,505	(2)	$325,000
David Johnston	$89,121	$114,075		128	%(3)	$22,250	(4)	$136,325
William Slichenmyer	$137,133	$175,530		128	%(3)	$21,000	(5)	$196,530
Elan Ezickson	$131,362	$165,516		126	%(6)	—		$165,516
Michael Bailey	$31,500	$39,060	(7)	124	%(8)	—		$39,060

(1)	Established based on determination that 2010 corporate goals had been achieved at a level of 130%. The cash incentive award payment to Tuan Ha-Ngoc is based solely on the achievement of our corporate goals.

(2)	The compensation committee awarded a one-time recognition bonus based on (i) Mr. Ha-Ngoc’s management of the transition from a private company to a public company, including managing relationships with investors resulting in two successful equity offerings and a share-price trading above the initial public offering price as of the end of the 2010 fiscal year, and (ii) Mr. Ha-Ngoc’s overall leadership of the company’s strategic, operational and organizational progress.

(3)	Established based on determination that 2010 corporate goals had been achieved at a level of 130% and individual goals had been achieved at a level of 120%.

(4)	The compensation committee awarded a one-time recognition bonus based on Mr. Johnston’s role in the successful completion of two equity offerings, including the private placement in November 2010 sold to investors at a 50% premium to the per share price sold at our initial public offering.

(5)	The compensation committee awarded this one-time recognition bonus based on Dr. Slichenmyer’s management of patient enrollment in our phase 3 clinical trial of tivozanib, which enrollment was completed six months ahead of schedule.

(6)	Established based on determination that 2010 corporate goals had been achieved at a level of 130% and individual goals had been achieved at a level of 110%.

(7)	The 2010 annual cash incentive award for Mr. Bailey has been pro-rated to September 1, 2010 to reflect the fact that Mr. Bailey commenced his employment in September 2010.

(8)	Established based on determination that 2010 corporate goals had been achieved at a level of 130% and individual goals had been achieved at a level of 100%.

For the fiscal year ended December 31, 2011, the compensation committee established a target incentive payment for each of our named executive officers based on a percentage of their 2011 annual base salary as set forth below:

Name	2011 Annual Base Salary($)	Target Percentage of 2011 Annual Base Salary (%)	Target 2011 Annual Cash Incentive Award ($)
Tuan Ha-Ngoc	$490,000	60%	$294,000
David Johnston	$326,777	40%	$130,711
William Slichenmyer	$363,060	40%	$145,224
Elan Ezickson	$343,182	40%	$137,273
Michael Bailey	$319,253	30%	$95,776

Equity Compensation. We use stock options and, in 2011, restricted stock, to attract, retain, motivate and reward our named executive officers. Through our equity-based grants, we seek to align the interests of our named executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on market practices of similarly-situated companies and our negotiations with our executives in connection with their initial employment. While annual incentive cash compensation is designed to encourage shorter-term performance, generally performance over a one-year period, equity-based awards are designed to encourage our named executives’ performance over several years.

We grant equity incentive awards to our employees, including our named executive officers, upon the commencement of their employment and, generally, on an annual basis, as part of our overall compensation program. Historically, all grants of awards to our named executive officers have been made by our board of directors at regularly scheduled meetings during the year upon the recommendation of our compensation committee. The exercise or purchase price of each award is equal to the fair market value of the award on the date of grant, which is the date of the board meeting approving such grant. The following factors are considered in determining the amount of equity incentive awards, if any, to grant to our named executive officers:

•	the number of shares subject to, and exercise prices of, outstanding awards, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested awards held by our executives; and

•	the amount and percentage of total equity on a diluted basis held by our executives.

All historical stock option grants prior to our initial public offering have been made at exercise prices that our board of directors determined to equal the fair market value of our shares of common stock on the respective grant dates.

In February 2010, as part of the annual individual performance evaluations of our named executive officers, the independent members of our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers (other than Michael Bailey, who commenced employment in September of 2010) an award of milestone-based options to purchase shares of common stock to further incentivize shareholder value creation in 2010. The options were to vest as follows: 50% of the shares underlying these options were to vest and become exercisable if we ended the 2010 fiscal year with a cash balance at least 40% over the 2010 budget while accomplishing our research and development goals and the remainder of the shares underlying these options were to vest on the first anniversary of achieving such goals. In February 2011, the compensation committee deemed this performance milestone to have been achieved and, accordingly, 50% of the named executive officers options vested as further set forth below:

Name	Number of Shares of Common Stock Underlying Milestone-Based Options	Number of Milestone-Based Options Vested as of December 31, 2010	Number of Milestone-Based Unvested Options as of December 31, 2010
Tuan Ha-Ngoc	61,250	30,625	30,625
David Johnston	12,500	6,250	6,250
William Slichenmyer	12,500	6,250	6,250
Elan Ezickson	16,250	8,125	8,125
Michael Bailey	—	—	—

In February 2011, as part of the annual individual performance evaluations of our named executive officers, the independent members of our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers the options to purchase shares of our common stock set forth in the table below. The independent members of our board of directors also granted our named executive officers an additional award of milestone-based restricted common stock, as set forth below. The stock option awards to our named executive officers were granted with a term of 10 years (subject to continued employment with our company) and an exercise price of $14.16 per share, which was the closing price of our common stock on the date of grant. Our compensation committee made its recommendation based on its analysis, with input from our consultant, Ms. Arnosti, of executive officer equity for the peer group companies described above and its review of the Radford Global Life Sciences survey for medium-sized US-based companies with 150-500 employees.

Name	Number of Shares of Common Stock Underlying Annual Performance Options(1)	Number of Shares of Milestone- Based Restricted Stock(2)	Total Number of Shares of Common Stock Underlying Awards
Tuan Ha-Ngoc	85,000	25,000	110,000
David Johnston	17,500	6,000	23,500
William Slichenmyer	17,500	6,000	23,500
Elan Ezickson	17,500	6,000	23,500
Michael Bailey	5,000	4,000	9,000

(1)	These options vest and become exercisable over a period of four years in equal monthly installments.

(2)	50% of the shares vest upon the date the compensation committee, if at all, determines that top-line efficacy data received from the ongoing phase 3 registration trial of tivozanib, our lead product candidate, meets the primary endpoint of such trial with statistical significance of p≤0.05 and the remainder of the shares vest on the first anniversary of such compensation committee determination, if made.

Vesting of options and restricted stock granted to any employee, including our named executive officers, fully accelerates if such employee is terminated without “cause” within one year following a change in control of the company. Vesting and exercise rights, if applicable, cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

We do not have any equity ownership guidelines for our executives.

Other Benefits. We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. Under our 401(k) plan, we match 50% on every dollar contributed by an employee up to a maximum of 5% of the employee’s salary. The match vests at 25% per year over four years. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable.

In certain circumstances, we sometimes award cash signing bonuses when executives first join us. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand. Dr. Slichenmyer, who was hired as our chief medical officer in September 2009, received a signing bonus as follows: $20,000 upon commencing employment, which was due and paid during 2009; $60,000 upon the first anniversary of his employment which became due on September 14, 2010; and $50,000 upon our initiation of a phase 2 clinical trial of ficlatuzumab which was due and paid in 2010. Mr. Bailey, who was hired as our chief commercial officer in September 2010, received a signing bonus of $50,000 upon commencing employment.

Severance and Change in Control Benefits

Our named executive officers are entitled to receive severance benefits in connection with a termination of their employment not in connection with a change in control. Please refer to “—Employment Agreements and Severance Arrangements” for a more detailed discussion of these benefits. Additionally, pursuant to our Key

Employee Change in Control Severance Benefit Plan, certain of our key employees, including our named executive officers, are entitled to severance payments if we terminate their employment without cause or if they leave their employment with us for good reason within 18 months of a change in control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under “—Potential Payments and Benefits Upon Termination and a Change in Control” below.

We believe providing these benefits help us compete for executive talent. After reviewing the practices of comparable companies, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by such companies.

Our practice in the case of change in control benefits has been to structure these as “double trigger” benefits. This means that the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change in control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

Tax and Accounting Considerations

Because we currently have a history of operating losses and we have net operating loss carryforwards that would have the effect of offsetting certain future taxable gains, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other officers (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

We account for equity compensation paid to our employees in accordance with ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.

Summary Compensation Table for the Years Ended December 31, 2008, 2009 and 2010

The following table sets forth information for the years ended December 31, 2008, 2009 and 2010 regarding compensation awarded to, earned by or paid to our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers during fiscal years 2008, 2009 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tuan Ha-Ngoc, Chief Executive Officer	2010	$422,300	$50,505	(4)	$760,086	$274,495	$9,737	$1,517,123
	2009	$411,572	—		$362,940	$185,400	$9,737	$969,649
	2008	$400,000	—		$232,325	$180,000	$9,362	$821,687

David Johnston, Chief Financial Officer	2010	$297,070	$22,250	(5)	$206,438	$114,075	$8,927	$648,760
	2009	$289,509	—		$78,900	$80,861	$7,580	$456,850
	2008	$280,000	$100,000	(6)	—	$75,600	$7,157	$462,757

William Slichenmyer, Chief Medical Officer	2010	$342,833	$131,000	(7)	$93,839	$175,530	$7,878	$751,080
	2009	$102,137	$20,000	(8)	$1,305,675	$42,160	$2,213	$1,472,185

Elan Ezickson, Executive Vice President, Chief Business Officer	2010	$328,404	—		$262,741	$165,516	$7,187	$763,848
	2009	$304,907	—		$94,680	$86,507	$7,130	$493,224
	2008	$296,250	—		$139,935	$79,988	$6,726	$522,899

Michael Bailey, Chief Commercial Officer	2010	$95,510	$50,000	(9)	$1,605,276	$39,060	$7,062	$1,796,908

(1)	The assumptions we used in valuing options are described in Note 14, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. With respect to options other than milestone-based options, this column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 for the indicated year in connection with options we granted in the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. Milestone-based options granted in February 2010 were deemed to be probable at the time of issuance and as such they were valued at 100% of the Black Scholes value at the time of issuance.

(2)	Our compensation committee determined to pay Tuan Ha-Ngoc, David Johnston, William Slichenmyer, Elan Ezickson and Michael Bailey annual cash incentive plan awards equal to 130%, 128%, 128%, 126%, and 124% of such executive officer’s target award, respectively, for performance in fiscal 2010. See “— Grants of Plan-Based Awards for the Year Ended December 31, 2010” below for additional information related to these awards. Our compensation committee determined to pay our executive officers 90%, 93.0%, 93.0%, and 94.5% of the target award for each of Tuan Ha-Ngoc, David Johnston, William Slichenmyer and Elan Ezickson, respectively, for performance in fiscal 2009, and 90% of their target awards under our annual cash incentive program for performance in fiscal 2008. The bonus earned on the basis of actual performance relative to target bonus metrics has been reported in this column as non-equity incentive plan compensation.

(3)	Amounts represent the value of perquisites and other personal benefits, which are further detailed below:

Name	Year	Matched 401(k) Contribution ($)	Group Life Insurance ($)	Relocation Costs ($)	Total ($)
Tuan Ha-Ngoc, Chief Executive Officer	2010	$6,125	$3,612	—	$9,737
	2009	$6,125	$3,612	—	$9,737
	2008	$5,750	$3,612	—	$9,362

David Johnston, Chief Financial Officer	2010	$6,125	$2,802	—	$8,927
	2009	$6,125	$1,455	—	$7,580
	2008	$5,750	$1,407	—	$7,157

William Slichenmyer, Chief Medical Officer	2010	$6,125	$1,753	—	$7,878
	2009	$1,706	$507	—	$2,213

Elan Ezickson, Executive Vice President, Chief Business Officer	2010	$6,125	$1,062	—	$7,187
	2009	$6,125	$1,005	—	$7,130
	2008	$5,750	$976	—	$6,726

Michael Bailey, Chief Commercial Officer	2010	—	$305	$6,757	$7,062

(4)	Bonus amount for Mr. Ha-Ngoc of $50,505 represents a one-time recognition bonus based on (i) Mr. Ha-Ngoc’s management of the transition from a private company to a public company, including managing relationships with investors resulting in two successful equity offerings and a share-price trading above the initial public offering price as of the end of the 2010 fiscal year, and (ii) Mr. Ha-Ngoc’s overall leadership of the company’s strategic, operational and organizational progress.

(5)	Bonus amount for Mr. Johnston of $22,500 represents a one-time recognition bonus based on Mr. Johnston’s role in the successful completion of two equity offerings, including the private placement in November 2010, which had a per-share price 50% higher than the per share price in our initial public offering.

(6)	Bonus amount for Mr. Johnston of $100,000 represents the payment of a signing bonus in connection with Mr. Johnston’s employment, which became due on January 31, 2008, 90 days following his start of employment.

(7)	Bonus amount for Dr. Slichenmyer of $131,000 represents the following payments: (i) pursuant to his offer letter dated August 31, 2009, $60,000 upon the first anniversary of his employment and $50,000 upon our initiation of a phase 2 clinical trial of ficlatuzumab; and (ii) $21,000 awarded by our board of directors in February 2011 for a one-time recognition bonus based on Dr. Slichenmyer’s management of patient enrollment in our phase 3 clinical trial of tivozanib, which enrollment was completed six months ahead of schedule.

(8)	Bonus amount for Dr. Slichenmyer of $20,000 represents the payment of a signing bonus in connection with Dr. Slichenmyer’s employment, which became due on September 14, 2009, the start of his employment.

(9)	Bonus amount for Mr. Bailey of $50,000 represents the payment of a signing bonus in connection with Mr. Bailey’s employment, which became due on September 13, 2010, the start of his employment.

Grants of Plan-Based Awards for the Year Ended December 31, 2010

The following table sets forth information for the year ended December 31, 2010 regarding grants of plan-based awards made during fiscal 2010 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) Target ($)		Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Tuan Ha-Ngoc	2/2/2010	$211,150		—	39,999	$12.24	$300,276	(5)
	2/2/2010	—		61,250	—	$12.24	$459,810	(6)

David Johnston	2/2/2010	$89,121		—	14,999	$12.24	$112,599	(5)
	2/2/2010	—		12,500	—	$12.24	$93,839	(6)

William Slichenmyer	2/2/2010	$137,133		12,500	—	$12.24	$93,839	(6)

Elan Ezickson	2/2/2010	$131,362		—	18,749	$12.24	$140,751	(5)
		—		16,250	—	$12.24	$121,990	(6)

Michael Bailey	10/5/10	31,500	(7)	—	180,000	$14.26	$1,605,276	(5)

(1)	Represents the target payout levels under the annual cash incentive program. Target payouts for Tuan Ha-Ngoc, David Johnston, William Slichenmyer, Elan Ezickson and Michael Bailey represented 50%, 30%, 40%, 40% and 30% of base salary in 2010, respectively. The actual payout with respect to each named executive officer is shown above in the Summary Compensation Table for the Years Ended December 31, 2008, 2009 and 2010 in the column titled “Non-Equity Incentive Plan Compensation.” The board retains broad discretion to increase or decrease awards based on achievement of our corporate goals and individual performance. Additional information regarding the design of the annual cash incentive program, including a description of the corporate goals and individual performance applicable to 2010 awards, is described above in “—Executive Compensation Components.”

(2)	For the vesting schedules of these awards, please see footnote 2 of the “Outstanding Equity Awards at December 31, 2010” table below. These awards are subject to acceleration upon termination of employment as further described in the “—Severance and Change in Control Benefits” section above and the “—Employment Agreements and Severance Arrangements” and “—Potential Payments and Benefits Upon Termination and a Change in Control” sections below.

(3)	For the vesting schedules of these awards, please see footnote 3 of the “Outstanding Equity Awards at December 31, 2010” table below. These awards are subject to acceleration upon termination of employment as further described in the “—Severance and Change in Control Benefits” section above and the “—Employment Agreements and Severance Arrangements” and “—Potential Payments and Benefits Upon Termination and a Change in Control” sections below.

(4)	For a discussion of our methodology for determining the fair value of our common stock, see Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(5)	Valuation of these options is based on the aggregate dollar amount of share-based compensation recognized for financial statement reporting purposes computed in accordance with ASC 718 over the term of these options, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(6)	Milestone-based options granted in February 2010 were deemed to be probable at the time of issuance and as such they were valued at 100% of the Black Scholes value at the time of issuance.

(7)	Represents the pro-rated target payout to reflect Mr. Bailey’s start date in September 2010.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information regarding outstanding equity awards held as of December 31, 2010 by our named executive officers.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date
Tuan Ha-Ngoc	30,625	30,625	$12.24	(2)	2/2/2020
	9,167	30,832	$12.24	(3)	2/2/2020
	27,551	29,948	$8.48	(4)	4/1/2019
	45,573	16,926	$6.44	(5)	1/31/2018
	233,776	4,973	$5.20	(6)	5/9/2017
	87,500	—	$2.00	(7)	2/9/2016
	250,000	—	$1.32	(8)	2/1/2015
	50,000	—	$0.48	(9)	5/22/2012

David Johnston	6,250	6,250	$12.24	(2)	2/2/2020
	3,438	11,561	$12.24	(3)	2/2/2020
	5,990	6,509	$8.48	(4)	4/1/2019
	157,143	17,857	$5.60	(10)	10/31/2017

William Slichenmyer	6,250	6,250	$12.24	(2)	2/2/2020
	48,592	128,908	$9.64	(11)	10/8/2019

Elan Ezickson	8,125	8,125	$12.24	(2)	2/2/2020
	4,297	14,452	$12.24	(3)	2/2/2020
	7,187	7,812	$8.48	(4)	4/1/2019
	27,344	10,155	$6.44	(5)	1/31/2018
	48,958	1,042	$5.20	(6)	5/9/2017
	25,000	—	$2.00	(7)	2/9/2016
	47,500	—	$1.32	(8)	2/1/2015

Michael Bailey	—	180,000	$14.26	(12)	10/5/2020

(1)	All option awards held by our named executive officers are subject to vesting acceleration upon termination of employment, as further described in the “—Severance and Change in Control Benefits” section above and the “—Employment Agreements and Severance Arrangements” and “—Potential Payments and Benefits Upon Termination and a Change in Control” sections below.

(2)	These options vested as to 50% of the shares on December 31, 2010 in connection with the achievement of a performance milestone-based on the company ending the fiscal year 2010 with a cash balance of at least 40% over the 2010 budget, and the remaining shares vest on December 31, 2011.

(3)	These options vest in equal monthly installments through January 1, 2014.

(4)	These options vest in equal monthly installments through January 1, 2013.

(5)	These options vest in equal monthly installments through January 1, 2012.

(6)	These options vest in equal monthly installments through January 1, 2011.

(7)	These options are fully vested as of January 1, 2010.

(8)	These options are fully vested as of January 1, 2009.

(9)	These options are fully vested as of December 31, 2005.

(10)	These options vested as to 25% of the shares on October 31, 2008, and vest as to an additional 1/48 of the shares per month thereafter. Pursuant to the terms of the option agreements, these options vested as to an additional aggregate 37,500 shares upon successful completion of our initial public offering.

(11)	These options vested as to 25% of the shares on September 14, 2010 and vest in equal monthly installments as to the remaining shares through September 14, 2013.

(12)	These options vest as to 25% of the shares on September 13, 2011 and vest in equal monthly installments as to the remaining shares through September 13, 2014.

Option Exercises

The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended December 31, 2010:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Tuan Ha-Ngoc	—	—
David Johnston	—	—
William Slichenmyer	10,000	$59,824
Elan Ezickson	40,000	$351,900
Michael Bailey	—	—

Employment Agreements and Severance Arrangements

Tuan Ha-Ngoc Employment Agreement. We entered into an employment agreement with Tuan Ha-Ngoc, our President and Chief Executive Officer, in December 2008. Mr. Ha-Ngoc’s annual base salary is currently $490,000. Mr. Ha-Ngoc’s base salary is reviewed annually by our board of directors. Pursuant to the agreement, Mr. Ha-Ngoc had the opportunity to earn an annual performance bonus for each calendar year he is employed by us of up to 35% (which may be increased from time to time at the discretion of our board of directors) of his base salary based on the achievement of criteria agreed to by Mr. Ha-Ngoc and the board of directors, each year. The board of directors has currently set Mr. Ha-Ngoc’s annual performance bonus potential at 60% of his base salary. If all of the criteria for the award of any annual bonus are exceeded in any calendar year, the board, in its sole discretion, may award an amount that exceeds the 60% target. The amount and components of any bonus award are determined in the sole discretion of the board, or its designee, and are based solely on company-wide performance. Mr. Ha-Ngoc also received a sign-on bonus of $120,000 in connection with the commencement of his employment with us in 2002.

Upon appointment as our President and Chief Executive Officer, and as provided in the employment agreement, Mr. Ha-Ngoc was granted 200,000 shares of restricted stock at a purchase price of $0.48 per share, which have vested in full. Upon appointment, Mr. Ha-Ngoc was also granted a stock option to purchase 50,000 shares of our common stock at an exercise price of $0.48 per share, which options are fully vested. Mr. Ha-Ngoc is also eligible to receive on an annual basis, and has received, additional grants of stock options, as determined in the sole discretion of the board of directors or our compensation committee, as the case may be. To date, Mr. Ha-Ngoc has received options to purchase an aggregate of 932,496 shares of common stock, and 225,000 restricted stock awards.

Severance and Change in Control Agreements with Named Executive Officers. We have entered into individual severance and change in control agreements with each of our named executive officers. All benefits payable pursuant to a severance and change in control agreement are contingent upon the executive officer executing a release of claims in our favor in a form satisfactory to us. In addition, each of our key executive officers is subject to non-competition and non-solicitation covenants as part of their individual agreements, subject to certain exceptions.

Pursuant to the terms of our severance and change in control agreement with Mr. Ha-Ngoc, he is entitled, in the event that his employment is terminated “without cause,” due to a disability or “for good reason” to the following:

•

to continue to receive compensation after termination of his employment with us at a rate equal to his then-current base salary for the lesser of 18 months or the time at which he finds comparable employment;

•	to receive a lump sum payment of his annual bonus target pro-rated through the date of his termination; and

•	to continue his health insurance for the lesser of 18 months or the time at which he receives such benefits from a new employer.

Pursuant to the terms of our severance and change in control agreement with each of David Johnston, William Slichenmyer, Elan Ezickson and Michael Bailey, each such named executive officer is entitled, in the event that his employment is terminated “without cause,” due to a disability or “for good reason” to the following:

•

to continue to receive compensation after termination of his respective employment with us at a rate equal to his then-current base salary for the lesser of 12 months or the time at which he finds comparable employment;

•	to receive a lump sum payment of his annual bonus target pro-rated through the date of his termination; and

•	to continue his health insurance for the lesser of 12 months or the time at which he receives such benefits from a new employer.

As defined in each named executive officer’s severance and change in control agreement, “cause” means any of the following, as determined by our board of directors:

•	the conviction of or plea of not guilty or nolo contedere to a felony or a crime involving dishonesty or any felony;

•	willful misconduct resulting in material harm to our company;

•	commission of an act of fraud, embezzlement, theft or dishonesty against the company resulting in material harm to our company;

•

repeated and continuing failure to follow the proper and lawful directions of our chief executive officer (other than with respect to Mr. Ha-Ngoc) or our board of directors after a written demand is delivered that specifically identifies the manner in which our chief executive officer or our board of directors believes that he has failed to follow such instructions;

•	current alcohol or prescription drug abuse affecting work performance, or current illegal use of drugs regardless of the effect on work performance;

•	material violation of our code of conduct that causes harm to our company; or

•	material breach of any term of his severance and change in control agreement, or any other applicable confidentiality and/or non-competition agreements with us.

However, in the case of Tuan Ha-Ngoc, a termination for “cause” can only be made (i) upon the determination of at least 67% of the non-interested members of our board of directors and (ii) Mr. Ha-Ngoc is given at least 30 days to cure any violation.

As defined in each named executive officer’s severance and change in control agreement, termination for “good reason” means the executive officer’s voluntary termination of employment due to any of the following occurring without his written consent:

•	the requirement that such employee perform his duties outside a radius of 50 miles from our corporate headquarters in Cambridge, MA;

•	any material diminution in such employee’s duties, responsibilities or authority;

•	a reduction in his base salary (unless such reduction is effected in connection with a general and proportionate reduction of compensation for all employees of his pay level); or

•	the material breach by us of any term or condition of his severance and change in control agreement or another applicable employment agreement.

The right to terminate employment for “good reason” requires that an executive give us written notice of termination and an opportunity to cure the condition giving rise to good reason within 30 days of receiving such notice. The delivery of the notice and the date of termination must occur within 90 and 180 days, respectively, of the condition giving rise to good reason.

If an executive’s employment is terminated within 18 months following a change in control of our company, the individual severance and change in control agreements provide that all severance payments be made pursuant to our key employee change in control severance benefits plan.

Key Employee Change in Control Severance Benefits Plan. In addition to individual severance and change in control agreements, our named executive officers and other key employees participate in our Key Employee Change in Control Severance Benefits Plan. No payments are made pursuant to individual severance and change in control agreements if payments are made under this plan. All benefits payable under the plan are contingent upon the participant executing a release of claims in our favor in a form satisfactory to us. Pursuant to the terms of the plan, if we terminate a named executive officer’s employment without cause or if they leave their employment with us for good reason within 18 months following a change in control of our company, such named executive officer is entitled to the following benefits:

•	continued receipt of compensation after termination at a rate equal to such executive’s then-current base salary for 12 months (18 months in the case of Mr. Ha-Ngoc);

•	payment of a sum equal to (i) such individual’s pro rata target bonus plus (ii) an amount equal to one times his target bonus (1.5 times his target bonus, in the case of Mr. Ha-Ngoc); and

•	continued health insurance for 12 months (18 months in the case of Mr. Ha-Ngoc).

Potential Payments and Benefits Upon Termination and a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause, due to a disability or for good reason, as described above. The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to a disability or for good reason on December 31, 2010. Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. For information relating to compensation earned by each of our named executive officers, see our “Summary Compensation Table For the Years Ended December 31, 2008, 2009 and 2010” above.

Name	Benefits ($)	Termination Without Cause, Due to a Disability or For Good Reason ($)		Termination without Cause or For Good Reason Within 18 Months of a Change in Control ($)
Tuan Ha-Ngoc, Chief Executive Officer	Base Salary	$633,450	(1)	$633,450	(5)
	Bonus	$211,150	(2)	$527,875	(6)
	Healthcare Benefits	$24,672	(3)	$24,672	(7)
	Market Value of Awards Vesting on Termination(4)	$—		$515,449

	Total	$869,272		$1,701,446

David Johnston, Chief Financial Officer	Base Salary	$297,070	(1)	$297,070	(5)
	Bonus	$89,121	(2)	$178,242	(6)
	Healthcare Benefits	$16,448	(3)	$16,448	(7)
	Market Value of Awards Vesting on Termination(4)	—		$243,426

	Total	$402,639		$735,186

William Slichenmyer Chief Medical Officer	Base Salary	$342,833	(1)	$342,833	(5)
	Bonus	$137,133	(2)	$274,266	(6)
	Healthcare Benefits	$18,149	(3)	$18,149	(7)
	Market Value of Awards Vesting on Termination(4)	—		$656,837

	Total	$498,115		$1,292,085

Elan Ezickson, Executive Vice President, Chief Business Officer	Base Salary	$328,404	(1)	$328,404	(5)
	Bonus	$131,362	(2)	$262,723	(6)
	Healthcare Benefits	$18,149	(3)	$18,149	(7)
	Market Value of Awards Vesting on Termination(4)	—		$194,582

	Total	$477,915		$803,858

Michael Bailey, Chief Commercial Officer	Base Salary	$315,000	(1)	$315,000	(5)
	Bonus	$31,500	(2)	$126,000	(6)
	Healthcare Benefits	$18,149	(3)	$18,149	(7)
	Market Value of Awards Vesting on Termination(4)	—		$64,800

	Total	$364,649		$523,949

(1)

Represents the executive officer’s base salary payable over 12 months, or in the case of Mr. Ha-Ngoc, 18 months. Severance is equal to payment of the executive’s base salary until the earlier of (i) 12 months (in the case of Mr. Ha-Ngoc, 18 months) following the date of termination and (ii) the date on which the executive commences full-time employment or a full-time consulting relationship with substantially equivalent compensation.

(2)	Represents the executive officer’s severance bonus payable within 30 days of the date of termination. Severance bonus is equal to payment of the executive’s target annual incentive plan bonus pro-rated through the date of termination.

(3)	Represents the cost of continued COBRA benefits for the executive officer and any qualified beneficiary. COBRA benefits are payable until the earlier of (i) 12 months (in the case of Mr. Ha-Ngoc, 18 months) (or as long as such eligibility for the executive and each qualified beneficiary continues) from the date such benefits would otherwise end under the applicable plan terms and (ii) the date the employee becomes eligible for group health coverage through another employer. This value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2010 and is valued at the premiums in effect on December 31, 2010.

(4)	This amount is equal to (a) the number of options that would vest as a direct result of the employment termination subsequent to a change in control multiplied by (b) the excess of $14.62, which represents the fair market value of our common stock as of December 31, 2010, over the exercise price of the options.

(5)	Represents the executive’s base salary payable over 12 months (in the case of Mr. Ha-Ngoc, 18 months) following the date of termination.

(6)	Represents the executive officer’s severance bonus payable over 12 months (in the case of Mr. Ha-Ngoc, 18 months) following the date of termination. Severance bonus is in addition to the executive officer’s target annual incentive plan bonus pro-rated through the date of termination.

(7)	Represents the cost of continued COBRA benefits for the executive officer and any qualified beneficiary for 12 months (in the case of Mr. Ha-Ngoc, 18 months) following the date of termination.

Equity Compensation Plan Information

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	3,605,718	6.44	1,696,292
Equity compensation plans not approved by security holders	—	—	—

Total	3,605,718	6.44	1,696,292

(1)	Includes 203,435 shares of common stock issuable under our 2010 Employee Stock Purchase Plan, all of which are issuable in connection with the current offering period which ends on June 30, 2011.

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our compensation committee recommended to our board that such section be included in this proxy statement.

By the compensation committee of the board of directors of AVEO Pharmaceuticals Inc.,

Nicholas G. Galakatos, Chair

Russell Hirsch

Kenneth Bate

Compensation Committee Interlocks and Insider Participation

During 2010, the members of our compensation committee were Nicholas Galakatos, Russell Hirsch and Kenneth Bate. No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a director or member of our compensation committee during the fiscal year ended December 31, 2010. For a description of transactions between us and members of the compensation committee and entities affiliated with such members, please see “Certain Relationships and Related Person Transactions.”

Director Compensation

Mr. Ha-Ngoc, our President and Chief Executive Officer, has not received any compensation in connection with his service as a director. The compensation that we pay to our president and chief executive officer is discussed under “—Compensation Discussion and Analysis” above.

The following table sets forth information for the year ended December 31, 2010 regarding the compensation awarded to, earned by or paid to our non-employee directors. Mr. Termeer was elected as a director as of April 11, 2011 and, accordingly, received no compensation in December 2010.

Name	Fees Earned or Paid In Cash ($)		Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Kenneth Bate(3)	$38,275	(4)	$53,540	—		$91,815
Douglas Cole(3)	$23,900	(5)	$53,540	—		$77,440
Ronald DePinho(3)(6)	$24,100	(7)	$53,540	$100,000	(6)	$177,640
Anthony Evnin(3)	$45,050	(8)	$53,540	—		$98,590
Nicholas Galakatos(3)	$25,126	(9)	$53,540	—		$78,666
Russell Hirsch(3)	$22,300	(10)	$53,540	—		$75,840
Raju Kucherlapati(3)	$26,450	(11)	$53,540	—		$79,990
Kenneth Weg(3)	$20,100	(12)	$53,540	—		$73,640
Robert Young(3)	$26,450	(11)	$53,540	—		$79,990

(1)	The assumptions we used in valuing options are described in Note 14, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 for the indicated year in connection with options we granted in the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting.

(2)	Options were granted at fair market value on June 17, 2010 at $7.44 per share. Options vest over one year in twelve equal monthly installments.

(3)	The following table reflects the aggregate number of stock awards and the aggregate number of option awards outstanding for our directors as of December 31, 2010.

Name	Option Awards
Kenneth Bate(i)	32,500
Douglas Cole(ii)	22,500
Ronald DePinho(iii)	32,500
Anthony Evnin(ii)	22,500
Nicholas Galakatos(ii)	22,500
Russell Hirsch(ii)	22,500
Raju Kucherlapati(iv)	17,085
Kenneth Weg(ii)	22,500
Robert Young(v)	19,250

(i)	Consists of (A) an option to purchase 10,000 shares of our common stock at an exercise price of $6.36 per share, (B) an option to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share and (C) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share.

(ii)	Consists of (A) an option to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share and (B) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share.

(iii)	Consists of (A) an option to purchase 10,000 shares of our common stock at an exercise price of $6.68 per share, (B) an option to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share and (C) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share.

(iv)	Consists of (A) an option to purchase 1,252 shares of our common stock at an exercise price of $6.88 per share, (B) an option to purchase 3,333 shares of our common stock at an exercise price of $8.72 per share and (C) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share.

(v)	Consists of (A) an option to purchase 6,750 shares of our common stock at an exercise price of $8.72 per share and (B) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share.

(4)	Fees earned or paid in cash consist of: $20,000 as a non-Chairman board member, an additional $5,000 for in-person attendance at the board meetings, $10,060 as the Chairman of the Audit Committee, and $3,215 as a non-Chairman member of the Compensation Committee.

(5)	Fees earned or paid in cash consist of: $16,076 as a non-Chairman board member, an additional $3,000 for in-person attendance at the board meetings, and $4,824 as a non-Chairman member of the Audit Committee.

(6)	Pursuant to his consulting agreement, which is described in further detail below, for the fiscal year ended December 31, 2010, Dr. DePinho received $100,000 as compensation for providing scientific and business advice to us and for attending meetings of our scientific advisory board.

(7)	Fees earned or paid in cash consist of: $19,100 as a non-Chairman board member, and an additional $5,000 for in-person attendance at the board meetings.

(8)	Fees earned or paid in cash consist of: $32,208 as the chairman of our board, an additional $4,000 for in-person attendance at the board meetings, $4,019 as the Chairman of the Nominating and Governance Committee, and $4,823 as a non-Chairman member of the Audit Committee.

(9)	Fees earned or paid in cash consist of: $16,076 as a non-Chairman board member, an additional $3,000 for in-person attendance at the board meetings, and $6,050 as the Chairman of the Compensation Committee.

(10)	Fees earned or paid in cash consist of: $16,076 as a non-Chairman board member, an additional $3,000 for in-person attendance at the board meetings, and $3,224 as a non-Chairman member of the Compensation Committee.

(11)	Fees earned or paid in cash consist of: $19,039 as a non-Chairman board member, an additional $5,000 for in-person attendance at the board meetings, and $2,411 as a non-Chairman member of the Nominating and Governance Committee.

(12)	Fees earned or paid in cash consist of: $16,100 as a non-Chairman board member, and an additional $4,000 for in-person attendance at the board meetings.

In June 2009, the board of directors adopted a director compensation policy, pursuant to which directors were compensated for their services on our board through March 11, 2010 as follows:

•

Upon the initial election to our board of directors and the date upon which such director was re-elected at our annual shareholders meeting, each non-employee director received an option to purchase 10,000 shares of common stock exercisable at the then fair market value of our common stock. These options expire ten years from the date of grant, subject to the director’s continued service on our board, and are fully exercisable on the first anniversary of the vesting commencement date. Pursuant to the terms of the option agreements governing the grants to our directors, in the event a director resigns from the board, the vesting of any options granted for service on the board ceases as of such date, and such director has a period of up to three months from the date of resignation to exercise any option granted as compensation for service on the board of directors to the extent vested on the date of resignation.

•

Our non-employee directors who (i) were not affiliated with a venture capital firm holding our preferred stock and (ii) did not themselves hold shares of our preferred stock were paid for their service on our board of directors as follows:

•	annual retainer fee of $15,000;

•	in-person attendance fee of $1,000 per meeting;

•	audit committee chairperson annual fee of $5,000; and

•	compensation committee chairperson annual fee of $5,000.

Each member of our board was also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he served.

In November 2009, we approved a new director compensation policy, which we amended in February 2010 and which became effective upon the consummation of our initial public offering in March 2010. This policy superseded the policy approved in June 2009. Under this policy, our non-employee directors were compensated as follows:

•

Upon the initial election to our board of directors, each non-employee director was eligible to receive an option to purchase 18,750 shares of common stock exercisable at the then fair market value of our common stock. Upon the date each director was re-elected at our annual shareholders meeting, such director received an option to purchase 12,500 shares of our common stock exercisable at the then fair market value of our common stock. These options expire ten years from the date of grant, subject to the director’s continued service on our board, and vest in twelve equal monthly installments commencing the 1st day of the month following the date of grant. Pursuant to the terms of the option agreements governing the grants to our directors, in the event a director resigns from the board, the vesting of any options granted for service on the board ceases as of such date, and such director has a period of up to three months from the date of resignation to exercise any option granted as compensation for service on the board of directors to the extent vested on the date of resignation.

•	Our non-employee directors were paid for their service on our board as follows:

•	annual retainer fee for the chairman of the board of $40,000;

•	annual retainer fee of $20,000 (other than chairperson);

•	in-person attendance fee for board meetings of $1,000 per meeting;

•	annual retainer fee for members of the audit committee (other than chairperson) of $6,000;

•	audit committee chairperson annual retainer fee of $12,500;

•	annual retainer fee for members of the compensation committee (other than chairperson) of $4,000;

•	compensation committee chairperson annual retainer fee of $7,500;

•	annual retainer fee for members of the nominating and governance committee (other than chairperson) of $3,000; and

•	nominating and governance committee chairperson annual retainer fee of $5,000.

Each annual fee was payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment was pro-rated for any portion of the quarter that the director was not serving on our board. Each non-employee director is also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves.

In February 2011, as part of its annual review of executive and director compensation, our board of directors amended our director compensation policy again to better align such director compensation practices with the practices of companies in our peer group, which included increasing the annual retainer fees paid to the chairman of our board, the chairman of our audit committee, and the chairman of our compensation committee, increasing the annual retainer fees paid to our board members and the additional fees paid to our member of our compensation committee; increasing the amount of options granted to newly elected members of our board of directors; and increasing the in-person attendance fee for board meetings. Accordingly, under our current director compensation policy, our non-employee directors are compensated as follows:

•

Upon the initial election to our board of directors, each non-employee director will receive an option to purchase 30,000 shares of common stock exercisable at the then fair market value of our common stock. Upon the date each director is re-elected at our annual shareholders meeting, such director will receive an option to purchase 12,500 shares of our common stock exercisable for a price per share equal to the then fair market value of our common stock. These options expire ten years from the date of grant, subject to the director’s continued service on our board, and vest in twelve equal monthly installments commencing the 1st day of the month following the date of grant. In the event a director resigns from the board, the vesting of any options granted for service on the board ceases as of such date, and such director has a period of up to three months from the date of resignation to exercise any option granted as compensation for service on the board of directors, to the extent vested on the date of resignation.

•	Our non-employee directors will be paid for their service on our board as follows:

•	annual retainer fee for the chairman of the board of $50,000;

•	annual retainer fee of $30,000 (other than chairperson);

•	in-person attendance fee for board meetings of $1,750 per meeting;

•	annual retainer fee for members of the audit committee (other than chairperson) of $6,000;

•	audit committee chairperson annual retainer fee of $15,000;

•	annual retainer fee for members of the compensation committee (other than chairperson) of $5,000;

•	compensation committee chairperson annual retainer fee of $10,000;

•	annual retainer fee for members of the nominating and governance committee (other than chairperson) of $3,000; and

•	nominating and governance committee chairperson annual retainer fee of $5,000.

Each annual fee is payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be pro-rated for any portion of the quarter that the director was not serving on our board. Each non-employee director is also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves.

Consulting Agreement with Dr. Ronald DePinho. We entered into a consulting arrangement with Dr. DePinho effective as of January 1, 2010 which we amended to extend the term through December 31, 2011, pursuant to which he provides scientific and business advice as well as attends meetings of our scientific advisory board. The consulting agreement may be terminated by either party upon 30 days written notice. Pursuant to his consulting agreement, Dr. DePinho receives an annual retainer of $100,000 payable in equal quarterly installments for his services. Dr. DePinho has received $100,000 for consulting services provided under this agreement for services in 2010.

Consulting Agreement with Dr. Raju Kucherlapati. We entered into a consulting agreement with Dr. Kucherlapati dated as of January 1, 2010, pursuant to which Dr. Kucherlapati is to provide scientific and business advice as well as attend meetings of our scientific advisory board. To date, Dr. Kucherlapati has not earned any fees for consulting services under this agreement.

PROPOSAL 2—AMENDMENT TO 2010 STOCK INCENTIVE PLAN

Our 2010 Stock Incentive Plan, which we refer to as the 2010 plan, was adopted by our board of directors on February 2, 2010 and approved by our stockholders on February 11, 2010. The 2010 plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based and cash-based awards. At the time our 2010 plan was approved by our stockholders, the number of shares of our common stock that was reserved for issuance under the 2010 plan was the number of shares of our common stock reserved for issuance under our 2002 Stock Incentive Plan, or 2002 plan, that remained available for grant under the 2002 plan immediately prior to the closing of our initial public offering plus the number of shares of our common stock subject to awards granted under the 2002 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,500,000 shares.

Our 2002 plan terminated and our 2010 plan became effective upon the closing of our initial public offering on March 17, 2010. At the time our 2010 plan became effective, 1,875,000 shares remained available for grant under our 2002 plan. As such, the number of shares of our common stock that was reserved for issuance under the 2010 plan at the time the 2010 plan became effective was 1,875,000 shares of common stock plus the number of shares of our common stock subject to awards granted under the 2002 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,500,000 shares.

On February 15, 2011, our board of directors adopted, subject to stockholder approval, amendment no. 2 to our 2010 plan to increase the number of shares of common stock reserved for issuance under our 2010 plan by 3,000,000. Pursuant to this amendment, the number of shares of our common stock reserved for issuance under the 2010 plan is the sum of (i) 4,875,000 shares of common stock plus (ii) the number of shares of our common stock subject to awards granted under the 2002 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 5,500,000 shares.

On April 12, 2011, our board of directors approved an amendment no. 3 to our 2010 plan which became effective upon its approval, to include the following provisions, each of which is described in greater detail in the description of the 2010 plan set forth below:

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restrictions on “repricing,” within the meaning of the rules of the NASDAQ Stock Market, any stock option or stock appreciation rights, or SARs, award unless such action is approved by our stockholders;

•	minimum vesting provisions with respect to certain awards granted under the plan;

•	a maximum limit on the aggregate number of shares that may be granted as awards other than options; and

•	revised share counting rules that prohibit the recycling of shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations.

As of April 5, 2011, options to purchase 898,394 shares of common stock were outstanding under the 2010 plan, no options to purchase common stock under the 2010 plan had been exercised and 69,000 shares of restricted stock had been awarded under the 2010 plan. As a result, we had only 1,078,737 shares available for future grant under the 2010 plan as of April 5, 2011. In addition to the 2010 plan, awards remain outstanding under our 2002 plan, although we cannot grant additional options or other awards under our 2002 plan.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our stockholders. Over the last few months, we have accelerated the planned growth of our commercial team due in large part to the early completion of enrollment of our phase 3 clinical trial for tivozanib and the consummation of our tivozanib development and commercialization partnership with Astellas Pharma Inc., which, in part, broadened our development and commercialization plan and efforts. In light of this acceleration of our planned growth and business strategy, and in view of our compensation philosophy, we believe that the number of shares currently available to us for option grants and other stock-based awards under our 2010 plan will be insufficient to satisfy our future equity compensation needs. Accordingly, our board of directors adopted, subject to stockholder approval, amendment no. 2 to the 2010 plan.

Our board of directors believes that the approval of Amendment No. 2 to our

2010 Stock Incentive Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of this proposal.

Description of the 2010 Stock Incentive Plan

The following is a brief description of the 2010 plan, as amended. A copy of our 2010 plan and the amendments approved by our board of directors are attached as Appendix A to this proxy statement.

Number of Shares Available for Awards

The number of shares of our common stock reserved for issuance under the 2010 plan is the sum of (i) 4,875,000 shares of common stock plus (ii) the number of shares of our common stock subject to awards granted under the 2002 plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 5,500,000 shares. These numbers are subject to adjustment in the event of stock splits and other similar events. Shares issued under the 2010 plan may be authorized and unissued shares, or may be issued from shares that we have reacquired, provided that open-market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants. Shares covered by awards under the 2010 plan that are terminated, surrendered, forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards, which we refer to collectively as awards.

During the term of the 2010 plan, the maximum number of shares with respect to which awards other than incentive stock options and nonqualified stock options may be granted is 750,000, subject to adjustment in the event of stock splits and other similar events.

In addition, certain of the awards described below are subject to minimum vesting requirements, as specified below under “—Vesting Limitations.”

Incentive Stock Options and Nonqualified Stock Options. Participants receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to participants holding more than 10% of the voting power of our company), provided that if our board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Options may not be granted for a term in excess of ten years. The 2010 plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery of shares of common stock to us, (iii) subject to certain conditions, delivery of a promissory note to us, (iv) a “net exercise” with respect to nonqualified stock option grants, (v) any other lawful means, or (vi) any combination of these forms of payment.

Director Options. Our non-employee directors receive an automatic grant of nonqualified stock options to purchase 30,000 shares of common stock upon commencement of service on our board of directors and an automatic grant of nonqualified stock options to purchase an additional 12,500 shares of common stock on the date of each annual meeting, provided that in the case of the options granted on the date of our annual meeting, such director must (i) be serving as a director immediately prior to and after our annual meeting and (ii) have served on our board of directors for at least six months. Options automatically granted to non-employee directors will (i) have an exercise price equal to the fair market value on the date of grant, (ii) vest in twelve equal monthly installments commencing on the first day of the month following the date of grant provided the person is still serving on our board or, in the case of annual option grants, if earlier, will vest in full one business day prior to our next annual meeting of stockholders, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on our board and (iv) contain such other terms and conditions as our board determines. Notwithstanding the foregoing vesting provisions, (x) no additional vesting will take place after the non-employee director ceases to serve as a director and (y) our board may provide for accelerated vesting in the case of the death, disability, a change in control event (as defined below), attainment of mandatory retirement age or retirement following at least 10 years of service. Our board of directors has the authority to provide for different vesting provisions and conditions than those set forth in the 2010 plan, to increase or decrease the number of shares subject to such options and to substitute stock appreciation rights, restricted stock awards or other stock-based awards in lieu of some or all of such options.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price shall not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of a SAR effective as of a future date, the measurement price shall be not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of 10 years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by our board.

Other Stock-Based Awards. Under the 2010 plan, our board has the right to grant other awards based upon our common stock having such terms and conditions as our board may determine, including the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future.

Cash-Based Awards. Our board may also grant awards denominated in cash rather than shares of common stock, including with respect to awards that are subject to performance conditions, as described in further detail below.

Performance Conditions. A committee appointed by our board may determine, at the time of grant, that a restricted stock award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. These performance-based awards can also provide for cash payments of up to $1,000,000 per fiscal year per person. The performance criteria for each such award will be based on one or more of the following measures:

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the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives;

•	total stockholder return; and/or

•	other comparable measures of financial and operational performance.

Such performance goals may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as our board may determine.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Vesting Limitations

No option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment shall vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. Notwithstanding the foregoing, our board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to us under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of AVEO Pharmaceuticals.

Restricted stock awards, other stock-based awards and cash-based awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted stock awards, other stock-based awards and cash-based awards that do not vest solely based on the passage of time (excluding performance awards, as defined in the 2010 plan) shall not vest prior to the first anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to restricted stock awards, other stock-based awards and cash-based awards granted, in the aggregate, for up to 10% of the maximum number of shares available for award under the 2010 plan. Notwithstanding the foregoing, our board may, either at the time a restricted stock award, other stock-based award and cash-based award is made or at any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to such award, in whole or in part, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to us under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of AVEO Pharmaceuticals.

Subject to the terms of the 2010 plan, no more than 50% of the aggregate number of shares underlying specified performance awards (as defined in the 2010 plan) that are made during any calendar year of the 2010 plan shall vest prior to the first anniversary of the date of grant.

Transferability of Awards

Except as our board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2010 plan; however, incentive stock options may only be granted to our employees.

The maximum number of shares of our common stock with respect to which awards may be granted to any participant under the 2010 plan may not exceed 250,000 shares per fiscal year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Plan Benefits

As of March 31, 2011, approximately 167 persons were eligible to receive awards under our 2010 plan, including our six executive officers and nine non-employee directors. The granting of awards under the 2010 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The following table sets forth, as of March 31, 2011, the stock option and restricted stock grants made under the 2010 plan since its adoption to the individuals indicated below:

	Option Awards	Restricted Stock Awards
Named executive officers
Tuan Ha-Ngoc	85,000	25,000
David Johnston	17,500	6,000
William Slichenmyer	17,500	6,000
Elan Ezickson	17,500	6,000
Michael Bailey	185,000	4,000
All current executive officers as a group	337,500	51,000
All current directors who are not executive officers as a group	112,500	—
Each nominee for election as a director
Kenneth Bate	12,500	—
Ronald DePinho	12,500	—
Anthony Evnin	12,500	—
Nicholas Galakatos	12,500	—
Raju Kucherlapati	12,500	—
Henri Termeer	—	—
Kenneth Weg	12,500	—
Robert Young	12,500	—
Each associate of any of such directors, executive officers or nominees
Lynda Chin	—	—
Each person who received 5% of such awards
Tuan Ha-Ngoc	85,000	25,000
Michael Bailey	185,000	4,000
All employees, including all current officers who are not executive officers, as a group	461,394	18,000

On March 31, 2011, the last reported sale price of our common stock at the close of business on the Nasdaq Global Market was $13.32.

Administration

The 2010 plan is administered by our board. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 plan and to interpret the provisions of the 2010 plan and any award agreements entered into under the 2010 plan. Pursuant to the terms of the 2010 plan, our board may delegate authority under the 2010 plan to one or more committees or subcommittees of the board. Our board has authorized our compensation committee to administer certain aspects of the 2010 plan, including the granting of options to executive officers, and has authorized a committee of the board, consisting of Mr. Ha-Ngoc, to grant options to non-executive employees, subject to limitations set by the compensation committee.

Subject to any applicable limitations contained in the 2010 plan, our compensation committee selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options (which may not be less than 100% of the fair market value of our common stock);

•	the duration of the options (which may not exceed 10 years);

•	the duration and terms of any cash-based awards; and

•

the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

The board is required to make equitable adjustments to the 2010 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend.

The 2010 plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

In connection with a Reorganization Event or our execution of any agreement with respect to a Reorganization Event, our board shall provide that all outstanding options be assumed, or that equivalent options shall be substituted, by our acquirer or successor. Notwithstanding the foregoing, if the acquiring or succeeding corporation in a Reorganization Event does not agree to assume or substitute for outstanding options, or in the event of our liquidation or dissolution, our board of directors will provide that all unexercised options will become exercisable in full prior to the Reorganization Event and the options, if unexercised, will terminate on the date the Reorganization Event takes place. If under the terms of the Reorganization Event holders of our common stock receive cash for their shares, our board may instead provide for a cash-out of the value of any outstanding options less the applicable exercise price and any applicable tax withholdings.

The 2010 plan also contains provisions addressing the consequences of any Change in Control Event, which is defined as (a) the acquisition of 50% or more of the beneficial ownership of our capital stock or 50% or more of the combined voting power of outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (c) such time as certain members of our directors cease to constitute a majority of our board or (d) our liquidation or dissolution.

In connection with a Change In Control Event, regardless of whether it is also a Reorganization Event, if, on or prior to the first anniversary of a Change In Control Event, an option holder’s employment with us or our succeeding corporation is terminated by us or the succeeding corporation without cause, all options held by such employee will become immediately exercisable in full, unless otherwise provided in an agreement we have with such employee.

Upon the occurrence of a Reorganization Event that is not a Change in Control Event, our repurchase and other rights with respect to shares of common stock subject to outstanding restricted stock awards will inure to the benefit of our successor and will apply to the cash, securities or other property into which our common stock is then converted in the same manner and to the same extent as they applied to our common stock subject to such restricted stock awards.

In connection with a Change In Control Event, regardless of whether it is also a Reorganization Event, if, on or prior to the first anniversary of a Change In Control Event, a stockholder’s employment with us or our succeeding corporation is terminated by us or the succeeding corporation without cause, all shares of restricted stock and restricted stock units outstanding under any award held by such employee will become immediately free of all restrictions and conditions, unless otherwise provided in an agreement we have with such employee.

Our board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2010 plan. Substitute awards will not count against the 2010 plan’s overall share limit or any sublimit in the 2010 plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a Reorganization Event, or a Change in Control Event (as defined above)), the 2010 plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the 2010 plan to provide an exercise or measurement price per share that is lower than the then-current exercise price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2010 plan) and grant in substitution therefor new awards under the 2010 plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share above the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2010 plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be granted under the 2010 plan after February 11, 2020, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2010 plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

Our board may also amend, modify or terminate any outstanding award, subject to limitations set forth in the plan. Such actions will require the approval of a participant, unless our board determines that the action does not materially and adversely affect such participant’s rights under the 2010 plan or the change is permitted under the 2010 plan. No award will be made that is conditioned upon stockholder approval of any amendment to the 2010 plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2010 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit award. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the participant will have income on the date of distribution of the related shares in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the distribution date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2010 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to AVEO Pharmaceuticals

There will be no tax consequences to our company, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 4.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement beginning on page 25, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2010.

As discussed in these disclosures, we believe that our compensation program provides a competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•	hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;

•	align the interest of our executives with our stockholders;

•	reward exceptional performance by individual employees;

•

provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn additional amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	establish a clear connection between rewards and performance.

Our board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 4 overrules any decision by us or our board of directors (or any committee thereof), creates or implies any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

We are asking shareholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years.

Our board of directors believes that stockholders should have the opportunity to vote on the compensation of the named executive officers every three years, consistent with our long-term approach to executive compensation. While our board and compensation committee regularly review compensation, with an in-depth review on an annual basis, our programs and policies are designed to enhance long-term growth and performance and incentivize our employees on a long-term basis. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, a significant portion of the total compensation for executives is in the form of awards, which consist of stock options and cash incentives tied to specific performance goals. Our board believes that a vote every three years will foster a more long-term view of compensation. It would also give us sufficient time to engage with stockholders to better understand their views about our compensation programs and respond in a more effective manner.

Stockholders can already provide input to the board on an annual or more frequent basis using other mechanisms such as by communicating directly with the board or individual directors by sending letters or by speaking with them at the annual meeting of stockholders. While an annual vote on executive compensation would indicate whether stockholders have concerns about our compensation programs and policies, it would not provide specific information about stockholder views. An advisory vote occurring once every three years would permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

As required by the recent Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. Regardless, our board of directors values the opinions expressed by shareholders and will consider implementing the frequency which receives the greatest level of support from our shareholders. While we believe that a vote once every three years is the best choice for us, you are not voting to approve or disapprove our recommendation of three years, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this proposal.

Our board of directors recommends that stockholders vote in favor of a vote on our executive compensation program once every THREE years.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2011. Although stockholder approval of our board’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our board will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Our board of directors recommends a vote “FOR” the ratification of the appointment of

Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

OTHER MATTERS

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

STOCKHOLDER PROPOSALS

In order to be included in proxy material for the 2012 annual meeting of stockholders, stockholders’ proposals must be received by us at our principal executive offices, 75 Sidney Street, Cambridge, Massachusetts 02139 no later than December 17, 2011. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices not later than March 3, 2012 (90 days prior to the first anniversary of our 2011 annual meeting of stockholders) and not before February 2, 2012 (120 days prior to the first anniversary of our 2011 annual meeting of stockholders). However, if the 2012 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2011 annual meeting of stockholders, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to our board of directors, to be properly presented at the 2012 annual meeting of stockholders.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ENCLOSED PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED A PROXY PREVIOUSLY.

Appendix A

AMENDMENT NO. 1 TO

2010 STOCK INCENTIVE PLAN

OF

AVEO PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan (the “Plan”) of AVEO Pharmaceuticals, Inc. is hereby amended be deleting Sections 6(a), 6(b) and 6(c) in their entirety and replacing them with the following:

“6. Director Options.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall automatically be granted a Nonqualified Stock Option to purchase 30,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonqualified Stock Option to purchase 12,500 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an Option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the Option is granted, (ii) vest in twelve equal monthly installments commencing on the first day of the month following the date of grant provided that the individual is serving on the Board on such date (or in the case of an Option granted under Section 6(b), if earlier, on the date that is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, a Change in Control Event (as defined below), attainment of mandatory retirement age or retirement following at least 10 years of Board service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on February 15, 2011.

AMENDMENT NO. 2 TO

2010 STOCK INCENTIVE PLAN

OF

AVEO PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan (the “Plan”) of AVEO Pharmaceuticals, Inc. is hereby amended be deleting Section 4(a) in its entirety and replacing it with the following:

“ 4(a). Number of Shares; Share Counting.

(1) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) (up to 5,500,000 shares) as is equal to the sum of:

(A) 3,000,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 2,500,000 shares) as is equal to the sum of (x) 1,875,000 shares of Common Stock, which was the number of shares of Common Stock reserved for issuance under the Company’s 2002 Stock Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company on or after the date of the Company’s initial public offering at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).

(2) Share Counting. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to exercise an Award or to satisfy any applicable tax withholding obligation (including shares retained from the Award creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on February 15, 2011.

[Approved by the stockholders on                             .]

AMENDMENT NO. 3 TO

2010 STOCK INCENTIVE PLAN

OF

AVEO PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan, as amended (the “Plan”) of AVEO Pharmaceuticals, Inc. is hereby further amended as follows:

1. Section 4(a)(2) of the Plan is hereby deleted and a new Section 4(a)(2) is inserted in lieu thereof which reads as follows:

“(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimit contained in Section 4(b)(2):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit listed in Section 4(b)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit listed in Section 4(b)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.”

2. Section 4(b) of the Plan is hereby deleted and a new Section 4(b) is inserted in lieu thereof which reads as follows:

“(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option (as hereinafter defined) in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options . During the term of this Plan, the maximum number of shares with respect to which Awards other than Options may be granted shall be 750,000.”

3. Section 4(c) of the Plan is hereby deleted and a new Section 4(c) is inserted in lieu thereof which reads as follows:

“(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.”

4. A new Section 5(h) is hereby added to the Plan which reads as follows:

“(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).”

5. A new Section 5(i) is hereby added to the Plan which reads as follows:

“(i) Minimum Vesting. No Option that vests solely based on the passage of time that is granted to an employee in conjunction with his or her commencement of employment shall vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. Notwithstanding the foregoing, the Board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.”

6. A new Section 7(f) is hereby added to the Plan which reads as follows:

“Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.”

7. Section 8(b) of the Plan is hereby deleted in its entirety and a new Section 8(b) is inserted in lieu thereof which reads as follows:

“(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 11(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards and Cash-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 11(i), if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.”

8. Section 9(b) of the Plan is hereby deleted in its entirety and a new Section 9(b) is inserted in lieu thereof which reads as follows:

“(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards or Cash-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards or Cash-Based Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 11(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards or Cash-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 11(i), if applicable), the Board may, either at the time an Other Stock-Based Award or Cash-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof), as applicable, or remove or modify the restrictions applicable to the Other Stock-Based Awards or Cash-Based Awards, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.”

9. Section 11(f) of the Plan is hereby deleted in its entirety and a new Section 11(f) is inserted in lieu thereof which reads as follows:

“(f) Except as provided in Sections 5(h) and 7(f) with respect to repricings, Section 5(i), 8(b) or 9(b) with respect to the vesting of awards, Section 11(i) with respect to Performance Awards and Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.”

10. Section 11(i)(1) of the Plan is hereby deleted in its entirety and a new Section 11(i)(1) is inserted in lieu thereof which reads as follows:

“(i)(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants. Subject to Section 11(i)(4), no more than an aggregate of 50% of the shares of Common Stock underlying Performance Awards that are made during any calendar year of the Plan shall vest prior to the first anniversary of the date of grant.”

11. Clause (ii) of Section 10(a) is hereby deleted and replaced with the following:

“10(a)……(ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b),”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 12, 2011.

AVEO PHARMACEUTICALS, INC.

2010 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933 as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”. Award means Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), Restricted Stock Units (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9) and Cash Based Awards (as defined in Section 9).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the

Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock unless Delaware law then permits such delegation.

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) (up to 2,500,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2002 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to exercise an Award or to satisfy any applicable tax withholding obligation (including shares retained from the Award creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option (as hereinafter defined) in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonqualified Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of AVEO Pharmaceuticals, Inc., any of AVEO Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement, provided that no Option shall be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their “Fair Market Value” (determined in the manner set forth below), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonqualified Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Fair Market Value. Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

6.	Director Options.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall automatically be granted a Nonqualified Stock Option to purchase 18,750 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonqualified Stock Option to purchase 12,500 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an Option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the Option is granted, (ii) vest in full on the first anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an Option granted under Section 6(b), if earlier, on the date that is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, a Change in Control Event (as defined below), attainment of mandatory retirement age or retirement following at least 10 years of Board service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to provide for different vesting provisions and conditions than those set forth in Section 6(c), to increase or decrease from time to time the number of shares subject to Options granted under this Section 6 and to issue SARs, Restricted Stock Awards, or Other Stock-Based Awards in lieu of some or all of the Options otherwise issuable under this Section 6.

7.	Stock Appreciation Rights.

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not be less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

8.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock as well as any dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules and per-Participant limit set forth in Section 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; or

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iv) the liquidation or dissolution of the Company.

(c) “Cause” shall mean conduct involving one or more of the following: (i) the conviction of the employee of, or, plea of guilty or nolo contendere to, any crime involving dishonesty or any felony; (ii) the willful misconduct by the employee resulting in material harm to the Company; (iii) fraud, embezzlement, theft or dishonesty by the employee against the Company resulting in material harm to the Company; (iv) the repeated and continuing failure of the employee to follow the proper and lawful directions of the Company’s Chief Executive Officer or the Board after a written demand is delivered to the employee that specifically identifies the manner in which the Chief Executive Officer or the Board believes that the Employee has failed to follow such instructions; (v) the employee’s current alcohol or prescription drug abuse affecting work performance, or current illegal use of drugs regardless of the effect on work performance; (vi) material violation of the Company’s code of conduct by the employee that causes harm to the Company; or (vii) violation of any applicable written proprietary information, confidentiality, non-competition and/or non-solicitation agreements with the Company.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options that are held by employees of the Company shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option that is held by an employee of the Company shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award held by employees of the Company shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise vesting, or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.

(1) The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(2) Notwithstanding anything in the Plan to the contrary, the Committee may, without stockholder approval, (i) amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award, (ii) cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Award, (iii) take any action that is treated as a “repricing” under generally accepted accounting principles, or (iv) take any other action that has the same effect as any of the foregoing.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants.

(2) Cash Payments. Performance Awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual.

(3) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(4) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return and/or (xii) other comparable measures of financial and operational performance. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(5) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

(6) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A (the “New Payment Date”), except as Code Section 409A may then permit.

The Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code, but do not satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors on February 2, 2010.

Adopted by the stockholders on February 11, 2010.

AVEO PHARMACEUTICALS, INC. 75 SIDNEY STREET, 4TH FLOOR CAMBRIDGE, MA 02139

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

____ ____ ____ ____ ____ ____

CONTROL # g

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.		☐
The AVEO Pharmaceuticals, Inc. Board of Directors recommends you vote FOR ALL on proposal 1:			☐	☐	☐
1.	Election of Directors
Nominees
01	Kenneth M. Bate 02 Ronald A. DePinho 03 Anthony B. Evnin 04 Nicholas G. Galakatos 05 Tuan Ha-Ngoc
06	Raju Kucherlapati 07 Henri A. Termeer 08 Kenneth E. Weg 09 Robert C. Young
The Board of Directors recommends you vote FOR proposals 2 and 3:									For	Against	Abstain
2.	To amend our 2010 Stock Incentive Plan to reserve up to an additional 3,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan								☐	☐	☐
3.	To approve an advisory vote on executive compensation								☐	☐	☐
The Board of Directors recommends you vote every 3 YEARS on the following proposal:								1 year	2 years	3 years	Abstain
4.	To hold an advisory vote on the frequency of future executive compensation advisory votes							☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:									For	Against	Abstain
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
				JOB #						SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

AVEO PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 1, 2011 10:00 AM EDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tuan Ha-Ngoc and Joseph D. Vittiglio, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVEO PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Daylight Time on June 1, 2011, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournment or postponement thereof. For directions to our Annual Meeting of Stockholders, please visit our website at www.aveopharma.com.

Unless submitting a proxy for these shares over the internet or by telephone, please mark, sign, date and return this proxy card promptly in the enclosed reply envelope.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors.

Continued and to be signed on reverse side